SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

WaFd, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAFD, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(800) 324-9375

December 20, 2023

Dear Shareholder:

    Our Annual Meeting of Shareholders will be conducted live via the internet on Tuesday, February 13, 2024 at 2:00 p.m. Pacific Time. To attend the meeting online please visit www.virtualshareholdermeeting.com/WAFD2024. Members of the general public may attend, but not participate, in the Annual Meeting by visiting the previously referenced website.

The virtual Annual Meeting is intended to facilitate shareholder attendance and participation by enabling shareholders to participate from any location and at no cost. The meeting format enables engagement with our shareholders, regardless of size, resources, or physical location. You will be able to attend the meeting online, vote your shares electronically and submit questions during the meeting by visiting www.virtualshareholdermeeting.com/WAFD2024. To participate in the virtual meeting, you will need the 16-digit control number included on your Notice, proxy card or voting instruction form. Participants may vote, from within the United States, using any touch-tone telephone by calling 1-800-690-6903 and following the recorded instructions. The attached Proxy Statement provides information on how to participate in the Annual Meeting, how to vote your shares, and explains the matters to be voted upon in detail.

Shareholders can submit questions in writing at least 24 hours before, or during the Annual Meeting. To submit a question in advance you must go to http://www.proxyvote.com and use your 16-digit control number to be authenticated. To submit a question during the meeting, you must first join the meeting with your 16-digit control number. We intend to answer questions pertinent to Company matters as time allows at the question and answer session following the formal portion of the meeting and we encourage shareholders to submit any questions in advance of the meeting. Questions that are substantially similar may be grouped and answered once to avoid repetition. Answers to appropriate questions pertinent to meeting matters, including those which were not answered at the meeting due to time constraints, will be posted at www.wafdbank.com/about-us/investor-relations after the meeting.

The meeting webcast will begin promptly at 2:00 p.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:30 p.m., and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International) for assistance.

    We are using the internet as our primary means of furnishing proxy materials to our shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send shareholders a notice with instructions for accessing the proxy materials and voting via the internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

     We sincerely hope that you will attend the virtual meeting, but even if you are planning to attend, we strongly encourage you to cast your vote in advance of the meeting. This will ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting. Please read it carefully. We look forward to your participation.

    If you have any questions, please do not hesitate to contact us.

Sincerely,

Stephen M. Graham
Chairman of the Board

WAFD, INC.
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
February 13, 2024

WAFD, INC.
425 PIKE STREET
SEATTLE, WASHINGTON 98101-2334
(800) 324-9375

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, FEBRUARY 13, 2024

NOTICE IS HEREBY GIVEN that we will be hosting our virtual Annual Meeting of Shareholders live via the internet (at www.virtualshareholdermeeting.com/WAFD2024) on Tuesday, February 13, 2024 at 2:00 p.m. Pacific Time, for the following purposes:

1.To elect three directors for a three-year term ending in 2027, or until their successors are elected and qualified;
2.To approve, by a non-binding advisory vote, the compensation of the Named Executive Officers of the Company;
3.To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal year 2024;
4.To approve, by a non-binding advisory vote, the frequency of future advisory votes on the compensation of the Named Executive Officers of the Company; and
5.To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors of the Company has fixed December 11, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

By Order of the Board of Directors
Cathy Cooper
Executive Vice President, Chief Consumer Banker and
Corporate Secretary
December 20, 2023
Seattle, Washington

YOU ARE CORDIALLY INVITED TO ATTEND THE VIRTUAL ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO ATTEND THE VIRTUAL EVENT, YOU ARE URGED TO CAST YOUR VOTE AS SOON AS POSSIBLE. INSTRUCTIONS ON HOW TO VOTE VIA THE INTERNET, TELEPHONE OR BY MAIL ARE CONTAINED BELOW UNDER "PROXY VOTING." IF YOU PARTICIPATE IN THIS VIRTUAL MEETING, YOU MAY VOTE ONLINE DURING THE MEETING. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, FEBRUARY 13, 2024.

This Proxy Statement relating to the 2024 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended September 30, 2023 are available for viewing, printing and downloading at //www.wafdbank.com/about-us/investor-relations/wfsl-financial-data.

Pay Ratio	35
Pay Versus Performance	36
DIRECTOR COMPENSATION	39
PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF WAFD, INC.’S NAMED EXECUTIVE OFFICERS	41
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	42
Audit Committee Pre-Approval Policy	42
PROPOSAL 4: NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF WAFD’S NAMED EXECUTIVE OFFICERS	43
OTHER MATTERS	44
SHAREHOLDER PROPOSALS	44
ANNUAL REPORTS	44

GENERAL INFORMATION ABOUT THE PROXY MATERIALS
ANNUAL MEETING AND VOTING

This Proxy Statement is furnished to the holders of the common stock ("Common Stock"), of WaFd, Inc. ("WaFd" or the "Company"), the holding company of Washington Federal Bank, a federally-insured Washington state chartered commercial bank dba WaFd Bank, in connection with the solicitation of proxies by the Board of Directors ("Board") of the Company, to be used at the Annual Meeting of Shareholders that will be held live via the internet at www.virtualshareholdermeeting.com/WAFD2024, on Tuesday, February 13, 2024 at 2:00 p.m. Pacific Time, and at any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being sent to shareholders on or about December 20, 2023.

The proxy solicited hereby, if properly executed and returned and not revoked prior to its use, will be voted in accordance with the instructions provided. If no instructions are specified, the proxy will be voted as follows:

1.FOR each of the persons nominated to be directors,
2.FOR the approval, on an advisory basis, of the compensation of the Company's Named Executive Officers;
3.FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2024;
4.FOR "1 Year" with respect to the frequency of future advisory votes on the compensation of the Named Executive Officers, and
5.upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the best judgment of the persons appointed as proxies.

Other than the matters listed on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice with the Secretary of the Company (Secretary, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101); (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the live virtual Annual Meeting and casting your vote at the virtual Annual Meeting in the manner described below (although attendance at the live virtual Annual Meeting will not in and of itself constitute a revocation of a proxy). Proxies solicited hereby may be exercised only at the live virtual Annual Meeting and any adjournment thereof and will not be used for any other meeting.

The Company's fiscal year end is September 30. All references to 2023 and 2022 represent information and amounts as of September 30, 2023 and September 30, 2022, or activity for the fiscal years then ended, respectively.

References in this proxy statement to:

•“WaFd,” “we,” “us,” “our,” or the “Company” refer to WaFd, Inc.;

•“Bank” refers to Washington Federal Bank dba WaFd Bank, a wholly owned subsidiary of the Company;

•“Board” refers to the Board of Directors of WaFd; and

•“Annual Meeting” refers to our 2024 Annual Meeting of Shareholders.

Information on our website and any other websites referenced herein is not incorporated by reference into, and does not constitute a part of, this proxy statement.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Only shareholders of record at the close of business on December 11, 2023 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, 64,171,426 shares of Common Stock were issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on matters other than the election of directors, for which cumulative voting is permitted, as discussed below under “Proposal 1: Election of Director Nominees.” A majority of the votes entitled to be cast by shareholders represented in person or by proxy is necessary to constitute a quorum.

Vote Required

The election of the Company's directors requires a plurality of the votes represented in person or by proxy at the Annual Meeting.

The affirmative vote of the holders of a majority of the total votes cast in person or by proxy at the Annual Meeting is required to (i) approve the non-binding resolutions regarding the compensation of the Company's Named Executive Officers, (ii) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for fiscal 2024, and (iii) approve the frequency of future advisory votes on the compensation of Named Executive Officers of the Company, and (iv) approve any other business that properly may come before the Annual Meeting.

Because the vote to approve the resolution on Named Executive Officer compensation and the frequency of the votes on Named Executive Compensation are non-binding, it will not be binding on the Board. However, the Company will consider the outcome of the votes when determining future executive compensation and the frequency of votes on executive compensation.

Majority Vote Standard

The Company’s Board of Directors has adopted a majority vote policy which provides that, in an uncontested election, if an incumbent Director nominee fails to receive a greater number of votes cast “for” the director’s election than “withheld” for such election, the director is required to immediately tender their resignation from the Board to the Company. Upon receipt of the director’s resignation, the Nominating and Governance Committee will make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Nominating and Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date that the election results were certified.

Effect of Abstentions and Broker Non-Votes

Shareholders who abstain from voting on any or all proposals and broker non-votes will be included in the number of shareholders present at the Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be counted either in favor of or against the election of the nominees or any other proposal. Consequently, abstentions will have no effect on the votes required to approve the nominees for director or the other proposals being considered at the Annual Meeting.

Banks, brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner of the shares at least ten days prior to the Annual Meeting. A broker non-vote occurs when a bank, broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting.

If you are a beneficial owner and you do not provide voting instructions to the bank, broker or other nominee that holds your shares, the bank, broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Banks, brokers and other nominees have the discretion to vote on routine matters, such as the ratification of the selection of our independent registered public accounting firm (Proposal 3), but do not have discretion to vote on non-routine matters such as the election of directors (Proposal 1), the non-binding advisory proposal on executive compensation (Proposal 2), or the frequency of future advisory votes on executive compensation (Proposal 4). A broker non-vote will not affect the outcome of the vote on Proposals 1, 2 or 4. Therefore, if you do not provide voting instructions to your bank, broker or other nominee, your bank, broker or other nominee may only vote any other routine matters properly presented for a vote at the Annual Meeting.

Board's Voting Recommendations

The Board recommends the following votes for each of the Proposals:

	Proposal	Board Recommendation
1	Election of three directors	FOR each nominee
2	Approval, on an advisory basis, of the compensation of the Company's Named Executive Officers	FOR
3	Ratification of the appointment of Deloitte & Touche, LLP as our independent registered public accountants for fiscal 2024	FOR
4	Approval, on an advisory basis, on the frequency of advisory votes on the compensation of our Named Executive Officers.	1 YEAR

PROXY VOTING

Voting at the Annual Meeting, via the Internet, by Telephone or Mail

Record holders of shares of Company common stock may vote online at the Annual Meeting, via the Internet, by telephone or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. For those record shareholders who receive a paper proxy card, instructions for voting via the Internet, telephone or by mail are set forth on the proxy card. Shareholders electing to vote by mail should sign and mail the proxy card in the addressed, postage paid envelope that was enclosed with the proxy materials, and your shares will be voted at the Annual Meeting in the manner you direct.

Shareholders whose shares are not registered in their own name are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. Shares held beneficially in street name may be voted by you at the virtual Annual Meeting as long as you have the 16-digit control number from your record holder so your right to vote such shares can be authenticated at the Annual Meeting. If you are the beneficial owner of shares held through a broker, or other nominee, please follow the instructions provided by your broker, trustee or nominee.

For those shareholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy on the Internet, which contains instructions on how to vote via the Internet or by telephone. If you received a Notice of Internet Availability, you can request a printed copy of your proxy materials by following the instructions contained in the notice.

How to Vote

At the Virtual Meeting. Shares held in your name as the shareholder of record may be voted by you online at the Annual Meeting at www.virtualshareholdermeeting.com/WAFD2024 using your 16-digit control number. If you hold shares through a broker, or other nominee, you will need your legal proxy available when you access the virtual meeting web page. If you experience any technical difficulties during the check-in process or during the meeting, please call (800) 586-1548 (U.S.) or (303) 562-9288 (International) for assistance.

By Mail. Shareholders who ask for and receive a paper proxy card may vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that will accompany the delivery of the paper proxy card. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted.

By Internet before the meeting. For shares registered in your name as shareholder of record, you may go to http://www.proxyvote.com to transmit a proxy to vote your shares online by means of the Internet. You will be required to provide our number and the control number, both of which are contained on the Notice of Internet Availability of Proxy Materials or the proxy card, as applicable. You will then be asked to complete an electronic proxy card. The votes represented by such proxy will be generated on the computer screen, and you will be prompted to submit or revise them as desired. You must submit your vote online by 11:59 pm EST on February 12, 2024.

By Telephone. You may grant a proxy to vote your shares by telephone. The telephone voting procedures are designed to authenticate your identity, to allow you to grant a proxy to vote your shares, and to confirm that your instructions have been recorded properly. To vote by telephone, call 1-800-690-6903 by 11:59 pm EST on February 12, 2024. Please see the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card, as applicable.

For shares registered in the name of a broker or bank. Most beneficial owners, whose stock is held in “street name,” will receive instructions for granting proxies from their banks, brokers or other agents, rather than a proxy card. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and as the beneficial owner, you have the right to direct your broker on how to vote.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions Inc. that offers the means to grant proxies to vote shares over the telephone and Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, you may grant a proxy to vote those shares by calling the telephone number or visiting the website shown on the instruction form received from your broker or bank.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to any person or entity known by the Company to be the beneficial owner of 5% or more of the issued and outstanding Common Stock on December 11, 2023.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage Ownership (2)
Blackrock, Inc.	9,592,623	(1)	14.95%
400 Howard Street San Francisco, California, 94105
Vanguard Group, Inc.	7,851,922	(1)	12.24%
100 Vanguard Boulevard Valley Forge, Pennsylvania, 19482
Dimensional Fund Advisors LP	5,138,202	(1)	8.01%
6300 Bee Cave Road Austin, Texas, 78746
State Street Corporation	3,217,738	(1)	5.01%
One Congress Street Boston, Massachusetts 02114

1.As disclosed on Forms 13F filed with the SEC for the quarter ended September 30, 2023.
2.Based on the 64,171,426 shares of Common Stock issued and outstanding on December 11, 2023.

The following table sets forth information as of December 11, 2023 regarding the beneficial ownership by shares of Common Stock by each of the (i) directors, (ii) executive officers named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Title	# of Shares (1)		Percentage Ownership
R. Shawn Bice	Director	3,081		—
Linda S. Brower	Director	67,823		0.11
Stephen M. Graham	Chairman of the Board	12,196		0.02
David K. Grant	Director	57,629		0.09
Sylvia R. Hampel	Director	7,097		0.01
S. Steven Singh	Director	13,259		0.02
Sean B. Singleton	Director	5,921		0.01
Mark N. Tabbutt	Director	97,129		0.15
Randall H. Talbot	Director	56,879		0.09
Brent J. Beardall	Vice Chairman, President and Chief Executive Officer	521,866	(3)	0.81
Kelli J. Holz (2)	Executive Vice President and Chief Financial Officer	90,206	(4)	0.14
Vincent L. Beatty (2)	Former Executive Vice President and Chief Financial Officer	37,819
Cathy E. Cooper	Executive Vice President and Chief Consumer Banker	111,943	(5)	0.17
James A. Endrizzi	Executive Vice President and Chief Commercial Banker	123,276	(6)	0.19
Ryan M. Mauer	Executive Vice President and Chief Credit Officer	118,078	(7)	0.18
Kim E. Robison	Executive Vice President and Chief Operating Officer	116,669	(8)	0.18
All Directors, Executives and Named Executive Officers as a group (16 persons)		1,440,871	(9)	2.25%

1.Except as indicated in the footnotes to this table, each shareholder named in the table above has sole voting and investment power for the shares shown as beneficially owned by them. This information is based on information furnished by the respective directors and executive officers. The percentage of outstanding shares of Common Stock is based on the 64,171,426 shares of Common Stock issued and outstanding and 3,805 stock options outstanding on December 11, 2023.
2.Mr. Beatty served as the Chief Financial Officer until his retirement on December 31, 2022 at which point Ms. Holz became the Chief Financial Officer.
3.Mr. Beardall's ownership includes 158,192 shares of unvested restricted and performance-based Common Stock, and 29,649 shares of Common Stock held in the Washington Federal Bank 401(k) Plan (the "Retirement Plan"). Mr. Beardall's ownership also includes 115,773 common stock units ("Company Stock Units") held in the Company's Supplemental Executive Retirement Plan ("SERP"), each Company Stock Unit representing one share of WaFd, Inc. Common Stock, which will be settled in shares of WaFd Common Stock upon the executive's separation from service. See the description of the SERP below under "Executive Compensation - Retirement Plans".
4.Ms. Holz's ownership includes 33,926 shares of unvested restricted and performance-based Common Stock and 48,238 Company Stock Units held in the Company's SERP.
5.Ms. Cooper's ownership includes 39,997 shares of unvested restricted and performance-based Common Stock, 33,766 Company Stock Units in the Company's SERP, and 9,807 shares of Common Stock held in the Retirement Plan.
6.Mr. Endrizzi's ownership includes 40,137 shares of unvested restricted and performance-based Common Stock, 67,534 Company Stock Units in the Company's SERP, and 214 shares of Common Stock held in the Retirement Plan.
7.Mr. Mauer's ownership includes 40,137 shares of unvested restricted and performance-based Common Stock and 57,886 Company Stock Units in the Company's SERP.
8.Ms. Robison's ownership includes 39,997 shares of unvested restricted and performance-based Common Stock and 53,062 Company Stock Units in the Company's SERP.

9.This includes an aggregate of 376,259 Company Stock Units held in the Company's SERP, and 39,670 shares held in the Retirement Plan for the benefit of executive officers of the Company's wholly-owned subsidiary, Washington Federal Bank, dba WaFd Bank (the "Bank"). The trustees of the Retirement Plan are Lisa King - Chair, Crystal Conine, and Rika Laing, who are all employees of the Bank.

Insider Stock Ownership Guidelines
Each Director is expected to own Common Stock in the amount equivalent to three times the annual amount of director fees received during the fiscal year. Director fees are defined to include all cash received for director and committee meetings attended, all retainer fees received and the market value of any stock awards. All common stock over which the Director has voting rights count toward the ownership guideline. The expectation is that the ownership levels will be reached within 5 years of appointment to the Board.
The Chief Executive Officer is expected to own Common Stock in the amount equivalent to five times his annual base salary. The base salary does not include the value of any retirement contributions, insurance payments, cash bonus payments, or stock options or stock awards. All common stock over which the Chief Executive Officer has voting rights, as well as unvested restricted stock, count toward the ownership guideline. The expectation is that this ownership level will be reached within 5 years of appointment.

Named Executive Officers ("NEOs"), excluding the Chief Executive Officer, are expected to own Common Stock in the amount equivalent to two times their annual base salary. The base salary does not include the value of any retirement contributions, insurance payments, cash bonus, stock options or stock awards. All shares over which the NEO has voting rights, including unvested restricted stock, count toward the ownership guideline. The expectation is that this ownership level will be reached within 5 years of appointment.

All Directors and NEOs are in compliance with the aforementioned ownership guidelines as of the record date, taking into consideration the five-year compliance deadline.

Insider Trading Arrangements and Policies

Our Board of Directors has adopted the WaFd, Inc. Trading Policy to govern the purchase, sale, and/or other dispositions of our securities by our officers, directors and employees of WaFd, Inc. and its subsidiaries, including the Bank. The policy also applies to other persons that we have designated, such as contractors or consultants who have access to material nonpublic information. We believe our Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NASDAQ listing standards.

Prohibition on Hedging and Pledging

Our Trading Policy additionally provides that our Directors and NEOs may not trade in options, warrants, puts, calls or similar instruments or derivatives with respect to Company stock or sell Company stock "short" or hold Company stock in margin accounts or pledge Company stock as collateral for a loan.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed during fiscal 2023, we believe that for fiscal 2023, all required reports were filed on a timely basis under Section 16(a).

PROPOSAL 1: ELECTION OF DIRECTORS

General

The Restated Articles of Incorporation of the Company provide that the Board shall be divided into three classes as nearly equal in number as possible, and that the members of each class shall be elected for terms of three years and until their successors are elected and qualified, with one of the three classes of directors to be elected each year. Under our current Amended and Restated Bylaws, the board consists of between five and fifteen directors, and the number of directors currently authorized by the Board is twelve.

Pursuant to the Company's Restated Articles of Incorporation, as amended, at each election of directors every shareholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected. A shareholder may also cumulate his or her votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his or her shares shall equal, or by distributing such votes on the same principle among any number of candidates.

At the Annual Meeting, shareholders will be asked to elect three directors for a three-year term expiring in 2027 or until their respective successors are elected and qualified. The Board, upon the recommendation of the Nominating and Governance Committee, has nominated current directors Brent J. Beardall, S. Steven Singh and Sylvia R. Hampel. Current director Mark N. Tabbutt, whose term expires at our 2024 annual meeting, is not standing for reelection.

There are no arrangements or understandings between the persons named and any other person concerning selection as a nominee for election as a director at the Annual Meeting, and no director or nominee for director is related to any other director or executive officer of WaFd, Inc. by blood, marriage or adoption.

If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of the Company. Alternatively, under such circumstances, the Board may reduce the number of directors of the Company. The Company knows of no reason why any of the nominees may not be able to serve as director if elected.

Information with Respect to Nominees for Director and Continuing Directors

The following tables set forth information relating to continuing directors of the Company and our director nominees.

Director Nominees

Name	Age	Positions with WaFd, Inc. and Principal Occupation During Past Five Years	Director Since	Term Expiring
Brent J. Beardall	52	Vice Chair; President and Chief Executive Officer since April 2017; President since July 2016; Other prior roles since 2001 include: Controller, Chief Financial Officer and Chief Banking Officer. Mr. Beardall has worked in the banking industry for over 25 years and has experience in virtually all aspects of the business. As Chief Executive Officer he provides practical advice on the operational impact of board policy making and strategy development.	2017	2024
Sylvia R. Hampel	58	Director; CEO and President of Clearview Cleaning from 1995-2020, which she expanded to over 450 custodial teams operating throughout Idaho and three other western states before selling her company to facility services giant KBS. She currently serves as an independent consultant, working with small businesses. She is a licensed real estate broker and owns Toucan Development, LLC, a real estate development company. She is currently also serving on the Board of Directors for the Boise State University College of Business and Economics. Ms. Hampel's experience as a business owner and entrepreneur brings perspective on the competitive landscape and problem-solving skills to tackle strategic challenges facing the Company.	2021	2024
S. Steven Singh	62	Director; Managing Director of Madrona Venture Group since January 2020. From May 2017 to May 2019, Mr. Singh served as the Chairman and Chief Executive Officer of Docker, Inc., a privately held provider of an open source software container platform. Prior to Docker, Mr. Singh was CEO of Concur Technologies, Inc. from 1996 to 2014, a travel and expense management software company and one of the first SaaS solutions on the market, and Chairman from 1999 to 2017 and President of Business Networks & Applications and a member of the Executive Board of SAP SE, which acquired Concur in 2014. From 2018-2020, Mr. Singh was a member of the Board of Directors of DocuSign, Inc. and from October 2016 to August 2021 he served as a member of the Board of Directors of Talend SA, serving as its Chairman from November 2017 to August 2021. He served as Chairman of the Board of Modumental, Inc. from 2014 to 2021 and was a member of the Board of Directors at Vndly, Inc. from March 2020 to December 2021. In July 2020, Mr. Singh became Chairman of e.Merge Technology Acquisition Corp., a publicly traded special purpose acquisition company formed for the purpose of acquiring e-commerce companies, and which announced its intention to dissolve and liquidate in August 2022. Mr. Singh currently serves as Chairman of the Board of privately held companies Center ID, Stratify Technologies, Magnify, Spotnana, Leaf Logistics and Troop Travel, and as a member of the Board of Directors at Clari. Mr. Singh brings to the Board over 20 years of senior executive experience in building and scaling world-class software companies including some of the most successful brands in technology.	2018	2024

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE DIRECTOR NOMINEES LISTED ABOVE.

Continuing Directors

Name	Age	Positions with WaFd, Inc. and Principal Occupation During Past Five Years	Director Since	Term Expiring
Linda S. Brower	70	Director; Former Executive Vice President and Chief Administrative Officer at Washington Federal Bank from 2003 until her retirement in 2016. Her extensive banking career spans four decades including past leadership roles at Bank of America and US Bank. She has expertise in bank information technology, compliance, human capital and operations. Ms. Brower’s industry expertise is helpful in the execution of the Board’s responsibilities of evaluating management’s performance and the strategic positioning of the Company for long-term success.	2019	2025
R. Shawn Bice	54	Director; Mr. Bice has been a technology executive for more than two decades, currently serving as Corporate Vice President, Cloud Security, at Microsoft since June 2022. Prior to that, Mr. Bice served as President of products and technology at cloud data company Splunk from June 2021 to June 2022, as Amazon Web Services Vice President of data from 2016-2021, and was a Microsoft executive leading SQL Server and Azure Data, amongst other enterprise services from 1997-2016. He has over two decades of experience in technology leadership roles that will support the Board's efforts to develop cutting-edge insights that allow it to execute the Company's vision of leveraging data to anticipate needs and empower its clients.	2021	2025
Sean B. Singleton	51	Director; Currently Managing Principal at Oglethorpe Capital, Vice President of Business Development at Tectus (dba Mojo Vision) and Partner and Vice President of Business Development at America's Frontier Fund. He served as the Placement Agent for Franklin Venture Partners from 2018-2020 and he was the Director of Business Development for the Defense Innovation Unit (DIU) from 2016-2018. Mr. Singleton is also a member of the Board of Directors at Vali Cyber, a cybersecurity software company. Mr. Singleton's deep experience in capital markets and fintech venture capital and his passion for financial literacy will guide Board strategy toward using data to improve the client experience and drive value for both clients and shareholders.	2021	2025

Name	Age	Positions with WaFd, Inc. and Principal Occupation During Past Five Years	Director Since	Term Expiring
Stephen M. Graham	72	Director; Partner Emeritus of the law firm of Fenwick & West LLP. During his forty-two-year career, in addition to Fenwick, Mr. Graham has been a partner at the AmLaw 100 law firms of Orrick and Perkins Coie. Mr. Graham is a Yale Law School graduate and spent six years as co-chair of the Securities and Exchange Commission's Advisory Committee on Small and Emerging Companies. He serves on the Board of Trustees of the Fred Hutchinson Cancer Center, and the National Board of Friends of the Children, where he serves as Chairman. Mr. Graham brings extensive experience in private and public mergers and acquisitions, corporate governance and strategic planning to the Board.	2019	2026
David K. Grant	70	Director; Managing Partner of Catalyst Storage Partners, a real estate investment and asset management business since November 2007. Former Chief Executive Officer of Shurgard, Inc. until acquired by Public Storage in August 2006. In addition to his operating experience in managing complex and successful businesses, Mr. Grant is a former Certified Public Accountant with substantial experience reviewing and understanding financial statements, SEC reporting, complex real estate transactions and internal controls.	2012	2026
Randall H. Talbot	70	Director; Managing Director of Talbot Financial LLC, an investment advisory firm since June 2010. Mr. Talbot served as Director, Chief Executive Officer and President of Symetra Financial Corporation from 2004 to June 2010, and as Director of Concur Technologies, Inc. from March 2008 to November 2014. Mr. Talbot joined the former parent of Symetra Financial Corporation, Safeco Corporation, in 1998, and from 1998 to 2004 he served as President of Safeco Life Insurance Company. Mr. Talbot provides the Board with valuable experience in the areas of commercial real estate finance, investments, insurance, risk management, SEC reporting and financial management.	2012	2026

Executive Officers

The following table sets forth information concerning the executive officers of the Company as of September 30, 2023 (excluding the President and CEO Brent J. Beardall, whose information is included above under Directors). Executive officers of the Company are elected by the Board on an annual basis and serve until their successors have been duly elected and qualified.

Name	Age	Positions with WaFd, Inc. and Principal Occupation During Past Five Years
Cathy E. Cooper	57	Executive Vice President and Chief Consumer Banker since October 2021; Temporary CEO January 2023-February 2023; Executive Vice President and Retail Banking Group Manager from September 2016 to October 2021; Corporate Secretary since October 2018; Senior Vice President and Retail Client Experience from February 2016 to September 2016.
James A. Endrizzi	50	Executive Vice President and Chief Commercial Banker since October 2021; Executive Vice President and Commercial Banking Group Manager from October 2020 to October 2021; Senior Vice President and Commercial Banking Group Manager since October 2019; Senior Vice President and Deputy Commercial Banking Group Manager from March 2019 to October 2019; Senior Vice President and Commercial Division Manager from September 2015 to March 2019.
Kelli J. Holz	54	Executive Vice President and Chief Financial Officer and acting Chief Risk Officer since January 2023; Senior Vice President and Chief Risk Officer from 2018 to January 2023; Senior Vice President, Enterprise Risk Management from 2010 to 2018.
Ryan M. Mauer	52	Executive Vice President and Chief Credit Officer since October 2020; Senior Vice President and Chief Credit Officer since October 2019; Senior Vice President and Deputy Chief Credit Officer from March 2019 to October 2019; Senior Vice President and Commercial Division Manager from May 2014 to March 2019.
Kim E. Robison	53	Executive Vice President and Chief Operating Officer since October 2021; Executive Vice President and Operations Group Manager from April 2017 to October 2021; Senior Vice President and Deposit Operations Group Manager from January 2016 to April 2017; Senior Vice President and Training Manager from October 2014 to January 2016.

CORPORATE GOVERNANCE

The Board of Directors and Its Committees

The Board held a total of eleven meetings during the last fiscal year. Except as indicated below, no incumbent director attended fewer than 75% of the Board meetings and Board committee meetings (for committees on which he or she served) held during his or her tenure in office during the last fiscal year. Although the Company does not have a formal policy regarding attendance by directors at annual meetings of shareholders, directors are expected to attend such meetings. All directors who were on the Board at the time of the 2023 Annual Meeting were present at the meeting.

The Board has established various committees, including an Executive Committee, an Audit Committee, a Nominating and Governance Committee, a Risk Management Committee, a Compensation Committee and Technology Committee. A copy of each of the Committee's Charters is available on the Company's website at www.wafdbank.com.

The Board has affirmatively determined that, other than our CEO Brent Beardall, all of the Company's directors are independent pursuant to the listing requirements of the Nasdaq Stock Market LLC ("NASDAQ"). The independent directors hold an executive session at least one time each fiscal year. The Board also has affirmatively determined that each member of the Audit Committee, Compensation Committee, Nominating and Governance Committee, Risk Management Committee and Technology Committee of the Board is independent within the meaning of applicable laws and regulations and the listing requirements of NASDAQ.

Executive Committee. The Board selects certain members to serve on its Executive Committee. The present Executive Committee consists of Messrs. Graham - Chair, Beardall, Tabbutt and Talbot. The Executive Committee is authorized to exercise all the authority of the Board in the management of the Company between board meetings unless otherwise provided by the Amended and Restated Bylaws. The Executive Committee did not meet during the past fiscal year.

Audit Committee. The Audit Committee during fiscal year 2023 consisted of Messrs. Grant - Chair, Singleton, Mses. Brower and Hampel. The Board also has affirmatively determined that Messrs. Grant and Singleton are audit committee financial experts as defined by the SEC. The Audit Committee's primary responsibilities include review of all financial information included in our quarterly and annual reports, review and oversight of the internal audit function, engagement of and review of the independent auditors, pre-approval of all services performed by the independent registered public accountants, review of all related party transactions and compliance with laws and regulations. The Audit Committee met on four occasions during the past fiscal year.

Compensation Committee. The Compensation Committee during fiscal year 2023 consisted of Mses. Brower - Chair, Hampel and Mr. Grant. No member of the Compensation Committee has served as an officer or an employee of WaFd, Inc. or its subsidiaries within the past five years. The Compensation Committee is responsible for overseeing the Company’s executive compensation programs, recommending the creation, termination or amendment of employee benefit programs to the Board, monitoring the administration of employee benefit programs on behalf of the Board, and annually reviewing and recommend to the Board the individual elements of total compensation for the CEO and other designated executive officers. The Compensation Committee met three times during the past fiscal year.

Risk Management Committee. The Risk Management Committee during fiscal year 2023 consisted of Messrs. Talbot - Chair, Grant, Singleton and Tabbutt. The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's loan review and enterprise risk management functions, including recommending risk tolerance limits to the Board. The Risk Management Committee met four times during the past fiscal year.

Nominating and Governance Committee. The Nominating and Governance Committee during fiscal year 2023 consisted of Messrs. Talbot - Chair, Graham, Bice and Tabbutt. The Nominating and Governance Committee is responsible for establishing and overseeing the general responsibilities and functions of the Board, to assist the Board in identifying and qualifying individuals to serve as directors and to approve candidates to be recommended for nomination to the board. The Nominating and Governance Committee met four times during the past fiscal year. Mr. Bice only attended 1 of the 4 Nominating and Governance Committee meetings.

Technology Committee. The Technology Committee consists of Messrs. Singh - Chair, Talbot, Bice and Singleton. The primary responsibility of the Technology Committee is to provide ongoing review, guidance and oversight of the Company's technology in its business activities and operations. The Technology Committee met four times during the past fiscal year.

Board Leadership Structure and the Board's Role in Risk Oversight

The leadership structure of the Board currently consists of an independent Chairman of the Board, Mr. Stephen Graham. Mr. Beardall serves as the Vice Chairman of the Board and supports the Chairman with duties as assigned.

The Company's Board endorses the view that one of its primary functions is to protect shareholders' interests by providing effective oversight of management, including the Chief Executive Officer. With the increasing amount of responsibility placed on our Board of Directors, the Company determined it would be beneficial to have a separate chairman whose sole job was leading the Board. Accordingly, in 2017 the Board separated the positions of Chairman of the Board and the Chief Executive Officer. However, the Board does not believe that mandating a particular structure is necessary to achieve effective oversight, and the Board retains the authority to modify this structure when and if appropriate in the best interest of our shareholders.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. The Company faces a number of risks, including credit risk, interest rate risk, liquidity risk, operations risk, regulatory risk, strategic risk and reputational risk. The Board is responsible for establishing the Company's risk appetite and setting appropriate risk policies. Management is responsible for managing the Company's risks on a day-to-day basis.

The Risk Management Committee is responsible for providing ongoing review, guidance and oversight of the Company's enterprise risk management function. The Company's Chief Risk Officer reports directly to the Risk Management Committee. In addition, the Manager of the Company's Internal Audit Department reports directly to, and meets regularly with, the Audit Committee. The Loan Review Department reports directly to, and meet regularly with the Risk Management Committee. Executive Management attends all board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. Executive Management and the Board work together to provide strong oversight of the Company's management and affairs through its standing committees, Board meetings and Independent director meetings.

Selection of Nominees for the Board

The Nominating and Governance Committee considers candidates for director suggested by its members, other directors of the Company, as well as management and shareholders. The Nominating and Governance Committee may also solicit prospective nominees. In addition, nominees for election as director may be obtained in connection with acquisitions by the Company. A shareholder who desires to recommend a prospective nominee for the Board should notify the Company's Corporate Secretary or any member of the Nominating and Governance Committee in writing with whatever supporting material the shareholder considers appropriate. The Nominating and Governance Committee also considers whether to nominate any person recommended pursuant to the provision of the Company's Amended and Restated Bylaws relating to shareholder nominations, which is described under “Shareholder Nominations” below. The Nominating and Governance Committee has the authority to retain a third-party search firm to help identify and evaluate potential nominees.

Director Qualifications

In making recommendations for nominees to the Board, the Nominating and Governance Committee reviews and considers the qualifications, strengths and abilities of the potential candidate for nomination. In deciding whether to recommend the re-nomination of an incumbent director whose term is expiring at an upcoming meeting or the nomination of new directors who may have previously served as officers of WaFd, Inc., the Nominating and Governance Committee considers their prior performance as directors of the Company in addition to the candidates' other qualifications. For new candidates, the review process may require additional evaluation and consideration.

The Nominating and Governance Committee works with the Board to identify the particular qualities and abilities that WaFd, Inc. seeks in its directors generally, and the mix of experience, expertise and attributes that are sought or required for the Board as a whole. Desirable personal qualities include integrity, business acumen and industry knowledge. Accordingly, the Board in selecting nominees will consider criteria such as financial, regulatory, technology and business experience; familiarity with, and participation in local communities served by the Company; integrity, honesty and reputation; dedication to the Company and its shareholders; and any other factors the Board deems relevant, including age, diversity, size of the Board and regulatory disclosure obligations. All candidates for nomination are evaluated against these target qualities and attributes, as well as the Board's particular needs at the time.

Environmental, Social and Governance ("ESG") Matters

The Company's social and environmental responsibilities arise from the impact of its activities on the people we serve and the communities in which we operate. The Board is committed to overseeing the Company's corporate responsibility strategy, and providing oversight of the Corporate Social & Environmental Responsibility Policy. This can be found on our website at www.wafdbank.com/about-us/investor-relations/corporate-governance.

Throughout the Company's history, we have focused on giving back to the communities we serve through volunteerism and charitable contributions with a focus on financial literacy, housing and community development and social services for seniors, youth and low-income families. Key data and metrics regarding these matters can be found within our annual Corporate Responsibility -- ESG Report which can be found at www.wafdbank.com/about-us/investor-relations/csr.

Board Diversity Discussion and Analysis
The Board believes a Board that is comprised of Directors with diverse skills and experiences relevant to the Company’s industry will result in efficient and competent oversight of our organization. When considering potential Director candidates for the Board, the Nominating and Governance Committee retains flexibility to consider such factors as it deems appropriate under the given set of circumstances, including the individual’s experience in areas relevant to the Company’s industry, the general business or other experience of the candidate, the needs of the Company for an additional or replacement Director, the personality of the candidate as well as numerous other subjective criteria. Although the Board does not have a formal policy with respect to Board diversity, it considers the diversity of its Directors when selecting new Director candidates and it strives to constitute the Board with Directors who will provide the Company with a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, financial, technology, professional and governmental experiences. Understanding the value of gender and ethnic diversity, the Board will consider qualified women and individuals from minority groups to include in the group of Director candidates. The Board has also adopted a retirement policy which provides that a Director is not eligible to be nominated for election to the Board following the date that he or she turns 72 years of age. This policy promotes refreshment of the Board, providing more vacancies and therefore more opportunities to add diversity to the Board. The Board believes evaluating and selecting Director candidates based on the aforementioned criteria will enhance the quality of the Board’s deliberations and decisions, help the Company achieve its business objectives and increase shareholder value.

Board Matrix. The matrix below summarizes the diversity, tenure, and other attributes that our director nominees bring to our Board of Directors. To see our Board Diversity Matrix as of September 30, 2022, please see our proxy statement filed with the SEC on December 20, 2022.

Board Diversity Matrix
Total Number of Directors: 10
Part I: Gender Identity	Female	Male	Not Disclosed
Directors	2	7	1
Part II: Demographic Background
African American or Black	0	2
Hispanic or Latinx	1	0
Asian	0	1
White	1	4
Not Disclosed			1

Director Retirement

As discussed above, the Board has adopted a director retirement policy that provides that no person will be nominated by the board of directors to serve as a director following the date he or she turns 72 years of age.

Shareholder Nominations

Pursuant to Article IV, Section 4.15 of the Company's Second Amended and Restated Bylaws, shareholders may nominate persons for election to the Board by submitting such written nominations to the Secretary of the Company at least ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Shareholders of the Company. The Secretary of the Company will promptly forward all nominations to the Nominating and Governance Committee. Such shareholder's notice shall set forth: (a) the name and address of the shareholder making the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the consent of each nominee to serve as a director, if elected. Once the Nominating and Governance Committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements set forth in the Company's Bylaws, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. If a nomination is made in accordance with applicable requirements, then ballots will be provided for use by shareholders at the shareholder meeting bearing the name of such nominee or nominees. No nominations for election as a director at the upcoming Annual Meeting were submitted to the Company in accordance with the foregoing requirements.

Communications with the Board

The Board provides every shareholder the ability to communicate with the Board as a whole and with individual directors on the Board. Shareholders who wish to do so may send written communications to the following address: Board of Directors-Shareholder Communications, c/o Secretary, 425 Pike Street, Seattle, Washington 98101. The Secretary will forward such communication to the director or directors to whom they are addressed.

Code of Conduct and Ethics

The Company maintains a Code of Ethics that covers all directors, officers and employees of WaFd and its subsidiaries. The Code of Ethics requires, among other things, that the directors, officers and employees exhibit and promote the highest standards of honesty and ethical conduct; avoid conflicts of interest; comply with laws, rules and regulations; and otherwise act in the best interest of the Company and its subsidiaries. In addition, the Company maintains a separate Code of Ethics for Senior Financial Officers that imposes specific standards of conduct on persons with financial reporting responsibilities at the Company. Each senior financial officer of the Company, including its Chief Executive Officer and Chief Financial Officer, is required to annually certify in writing his or her compliance during the prior year with a Code of Ethics for Senior Financial Officers. A copy of the Director and Employee Code of Ethics, including the Code of Ethics for Senior Financial Officers, can be viewed on WaFd's website at www.wafdbank.com/about-us/investor-relations/corporate-governance. A waiver of such codes for an executive officer or director may be made only by the Board and must be promptly disclosed as required by SEC or NASDAQ rules. The Company will disclose any such waivers, as well as any amendments to the code on its website. No such waivers were requested or granted during 2023.

Compensation Committee Interlocks And Insider Participation

No member of the Compensation Committee was an employee or former employee of the Company or any of its subsidiaries except for Ms. Brower who retired from the Company in 2016. During fiscal 2023, none of the Company's executive officers served as: (1) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity one of whose executive officers served on the Compensation Committee; (2) a director of another entity one of whose executive officers served on the Compensation Committee; or (3) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director on the Company's Board.

Related Person Transactions

The Company's wholly-owned subsidiary, Washington Federal Bank, dba WaFd Bank (the "Bank") will from time to time make loans to directors, executive officers and employees at prevailing market interest rates. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank or the Company and that do not involve more than the normal risk of collectability or present other unfavorable features. As of September 30, 2023, there are fifteen loans outstanding to, or guaranteed by, members of the Board of Directors. The loans were made at market terms to the directors or their affiliates. The loans are performing in accordance with their contractual terms. There is one additional outstanding residential loan to a Named Executive Officer. This loan was made at market terms and is performing in accordance with its contractual terms.

The Company is also subject to Regulation O of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 215, which governs extensions of credit by the Company to its executive officers and directors, and has in place a Regulation O policy to ensure any extension of credit to an executive officer or director is in compliance with the requirements of Regulation O. The policy requires that all extensions of credit to executive officers or directors be approved by a majority of the disinterested members of the Board of the Company prior to origination.

The Company regularly monitors its business dealings and those of its directors and executive officers to determine whether any existing or proposed transactions would require proxy disclosure under Item 404(a) of Regulation S-K. In addition, our Code of Conduct requires the directors and executive officers to notify the Company of any relationships or transactions that may present a conflict of interest, including those involving family members. If a transaction is identified, the Company determines if the transaction should be permitted and the disclosure required.

Steve Singh, a director of the Company, is a Managing Director of Madrona Venture Group and may be considered to be in control of Madrona Venture Group and its related subsidiaries. In November 2022, the Company entered into an agreement with certain subsidiaries of Madrona Venture Group to form a technology company called Archway Software, Inc. ("Archway"). Archway develops and sells technology and software products and services for financial institutions, including the Bank. As part of the formation of Archway, the Company contributed its ownership interests in the Bank’s technology subsidiary, Pike Street Labs, LLC, including its related intellectual property, and committed to making an $8 million investment in Archway, in return for shares of Archway equity. The Company owns approximately 34% of Archway on a fully diluted basis, and the subsidiaries of Madrona Venture Group collectively owns approximately 33% of Archway. The remaining ownership percentages are vested with Archway employees and held in a reserve option pool. Prior to consummating the Archway transaction, the Audit Committee and disinterested members of the Company’s Board unanimously approved the transaction. The Company believes that the terms of the Archway transaction are comparable to terms that would have been reached by unrelated parties in an arms-length transaction.

In accordance with its written charter, the Audit Committee reviews, approves and ratifies any newly originated related person transaction. The term “related person transaction” refers to any transaction required to be disclosed in the Company's filings with the SEC pursuant to Item 404 of Regulation S-K. In considering any related person transaction, the Audit Committee considers the facts and circumstances regarding such transaction, including, among other things, the amounts involved, the relationship of the related person (including those persons identified in the instructions to Item 404(a) of Regulation S-K) with the Company and the terms that would be available in a similar transaction with an unaffiliated third-party. The Audit Committee also considers its fiduciary duties, obligations under applicable securities law, including disclosure obligations and director independence rules, and other applicable law in evaluating any related person transaction. The Audit Committee reports its determination regarding any related person transaction to the Company's Board. All new related person transactions are approved by a majority of the disinterested members of the Board and reported to the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The following “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act of 1934 (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee performs a critical role in the Company's financial reporting system by overseeing and monitoring management's and the independent auditor's participation in the financial reporting process. The Audit Committee is governed by a charter adopted by the Board. A copy of the Audit Committee's charter is available on the Company's website at www.wafdbank.com/about-us/investor-relations/corporate-governance.

The Audit Committee is comprised solely of independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities and Exchange Act of 1934. Both Chairman Grant and Committee member Singleton have sufficient knowledge in financial and auditing matters to understand the Company's financial reports to serve on the Audit Committee and have been designated by the Board as “Audit Committee Financial Experts” in compliance with the criteria established by the SEC.

During the fiscal year ended September 30, 2023, the Audit Committee carried out the duties and responsibilities as outlined in its charter, including the following:

•Reviewed and discussed with management and the independent auditors the Company's audited financial statements for the fiscal year ended September 30, 2023 prior to the filing of such report with the SEC;

•Discussed with the independent registered public accountant the matters required to be discussed in accordance with the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•Reviewed and received the written disclosures and the letter from the independent registered public accountant as required by the applicable requirements of the PCAOB regarding the independent accountant's communication with the audit committee concerning independence and discussed with the independent registered public accountants their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in WaFd's Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

The Audit Committee also has selected Deloitte & Touche, LLP as the independent registered public accounting firm for fiscal year 2024 as more fully described in this Proxy Statement under the caption “Proposal 3: Ratification of appointment of independent auditors.”

AUDIT COMMITTEE

David K. Grant, Chairman
Linda S. Brower
Sylvia R. Hampel
Sean B. Singleton

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The Board appoints annually the Compensation Committee, which is responsible for establishing and overseeing the Company's executive compensation programs, including the following:

•Annually reviewing and recommending to the Board executive compensation, including the compensation of the CEO and other Named Executive Officers, including base salaries, incentive awards and equity-based awards;
•Overseeing and administering the Company's short-term incentive compensation plans;
•Overseeing and administering the Company's long-term, equity-based compensation plans;
•Overseeing the Company's 401(k) and other benefit plans;

This discussion in this Compensation Discussion and Analysis (“CD&A”) focuses on our CEO, CFO and the three most highly compensated executive officers (other than our CEO and CFO) for the past fiscal year. These officers are collectively referred to herein as our Named Executive Officers, or "NEOs."

For fiscal year 2023, our NEOs were as follows:

•Brent J. Beardall, President and Chief Executive Officer
•Kelli J. Holz, Executive Vice President and Chief Financial Officer
•Vincent L. Beatty, Former Executive Vice President and Chief Financial Officer
•James A. Endrizzi, Executive Vice President and Chief Commercial Banker
•Ryan M. Mauer, Executive Vice President and Chief Credit Officer; and
•Kim E. Robison, Executive Vice President and Chief Operating Officer

In addition, the CD&A and the compensation tables following include compensation for Cathy E. Cooper, Executive Vice President, Chief Consumer Banker and Corporate Secretary, who served in the role of temporary CEO during the period of January 3, 2023 to February 12, 2023, while our CEO Brent Beardall was on medical leave. Ms. Cooper was not eligible for the short and long-term compensation targets applicable to our CEO during her time as the temporary CEO. Therefore, unless otherwise indicated, where the CEO’s compensation and targets or thresholds applicable to the CEO is discussed in this CD&A, it is referring only to Brent Beardall, our President and Chief Executive Officer.

On behalf of the Board, the Compensation Committee seeks to assure that compensation paid to the NEOs, including the CEO, is fair, reasonable and competitive, and is linked to protecting and increasing shareholder value.

Executive Compensation Philosophy

The Board and its Compensation Committee believe the intent of executive compensation and the Company's benefit programs is to both encourage and reward behaviors that ultimately contribute to the achievement of the Company's strategic goals and produce maximum value to its shareholders over the long term. The following core principles are used to guide decisions regarding these programs:

•Executive compensation must be competitive with relevant markets where the Company competes for employees, to ensure that the Company is able to attract, retain and motivate top performing executive officers;
•The interests of executives should be aligned with those of the Company's shareholders;
•Incentives are to be provided to promote the achievement of operating goals as a step toward fulfilling long-term strategic objectives;

•Rewards should be linked to both company-wide performance and individual performance;
•Executive compensation should be perceived to be fair by parties with interests in the Company's success; and
•Programs must be designed to ensure that the Company is not exposed to excessive risks.

To achieve the objectives of the organization within the parameters of these core principles, the Board and its Compensation Committee have determined that the Company's executive compensation program should consist of the following elements:

•Base Salary - Base pay opportunities are competitive with other relevant organizations in the markets where the Company competes for employees. Individual pay determinations involve consideration of incumbent qualifications and performance.
•Short-Term Incentives - Executive management has a significant portion of competitive targeted annual cash compensation at risk, contingent upon meeting pre-defined profitability goals. This plan is structured as a profit-sharing plan rather than a bonus plan tied to individual performance measures since the NEOs have broad responsibilities. This ensures that executives are rewarded with a short-term bonus only when the Company's profitability goals are achieved.
•Long-Term Incentives - Executive management has a significant portion of its competitive total compensation opportunity linked to increases in shareholder value.
•Benefits - The Company assists executive management in meeting important needs such as retirement income, health care, survivor income, disability income, time-off and other needs through competitive, cost-effective, organization-sponsored programs that provide employees with reasonable flexibility in meeting their individual needs.
Decisions regarding the Company's executive compensation program, as well as individual pay decisions, are made in the context of the Company's principles and its ability to pay, as determined by its financial results.

Role of the Compensation Committee

The Compensation Committee is responsible for, among other things, developing executive compensation recommendations for approval by the Board. As part of its responsibilities, the Compensation Committee reviews and establishes compensation for all of the Company's executive officers and reviews these decisions with the Board as appropriate.

The Compensation Committee is comprised entirely of directors who meet the independence requirements as defined by applicable NASDAQ rules and are deemed “non-employee directors” under Rule 16b-3 of the Exchange Act, as amended.

A key objective of the Compensation Committee is to further the core compensation principles described above through a compensation structure comprised of base salary and long-term and short-term incentive-based compensation. Since the majority of total compensation is incentive based, a direct link is established between executive compensation and the long-term performance of WaFd.

In making its recommendations to the Board concerning executive compensation, the Compensation Committee reviewed relevant market data on the financial performance of both national and regional financial institutions, specifically banks, which the Company views as its peer group. Such data is used as a point of reference but is not the deciding factor in establishing appropriate compensation for executive officers of WaFd, due to the variety of circumstances, financial performance, geography and business plans of the peer group institutions.

The Compensation Committee has the authority to directly engage outside consultants to assist with any evaluation of executive compensation. Newport Retirement Services was retained to advise on and assist with the administration of the Deferred Compensation Plan in 2022.

Benchmarking

Peer group benchmarking is used as one data point by the Compensation Committee in making executive compensation decisions. To determine competitiveness in the Company's market, the Compensation Committee was provided with a detailed analysis of proxy statements from 20 peer group companies. The Company's peer group for the 2023 fiscal year analysis consisted of similarly sized financial institutions (the "Peer Group"), which were as follows:

Ameris Bancorp, Atlantic Union Bankshares Corp., Bank of Hawaii Corporation, Banner Corporation, Cathay General Bancorp, Eastern Bankshares, Inc., First Financial Bancorp, Fulton Financial Corporation, First Hawaiian, Inc., First Interstate BancSystem, Inc., Heartland Financial USA, Inc., Home BancShares, Inc., Independent Bank Corp., Independent Bank Group, Inc., Pacific Premier Bancorp, Inc., Renasant Corporation, Simmons First National Corporation, Trustmark Corporation, United Community Banks, Inc., WesBanco, Inc.

Total Compensation

    Total executive compensation is tied to performance and is structured to ensure focus on financial results, shareholder return, individual performance, and the responsibility and experience of executive officers.
    In considering fiscal year 2023 the Compensation Committee concluded that the pay positioning and overall compensation levels of the Company’s NEOs were within competitive norms. At the Annual Meeting for fiscal year 2022, the advisory shareholder vote on executive compensation was 92.81% in favor. Based on these results, and the historical advisory shareholder votes on the compensation of NEOs, the Compensation Committee did not recommend any significant changes to the Company’s executive compensation philosophy for fiscal year 2023.
The Compensation Committee of the Board evaluates the individual performance of the NEOs based primarily on the specific contributions of each NEO to the accomplishment of the following qualitative and quantitative criteria. For the NEOs other than the CEO, the Compensation Committee relies upon the recommendations of the CEO based on his interactions with, and assessment of, performance of each executive. These positions include: Chief Financial Officer ("CFO"), Chief Credit Officer ("CCO"), Chief Consumer Banker (“CConsB”), Chief Commercial Banker (“CCommB”) and Chief Operating Officer ("COO"):

	CEO	CFO	CCO	CConsB	CCommB	COO
Asset and liability management	x	x
Asset generation	x			x	x
Asset quality	x	x	x	x	x
Client service & external relations	x	x	x	x	x	x
Compliance with laws and regulations	x	x	x	x	x	x
Deposit mix	x	x		x	x	x
Financial performance	x	x	x	x	x	x
Human capital development	x	x	x	x	x	x
Internal Controls	x	x	x	x	x	x
Investment portfolio	x	x
Leadership & internal communications	x	x	x	x	x	x
Strategic planning	x	x	x	x	x	x

The Compensation Committee chose these criteria to ensure integration and alignment of individual performance with the Company's performance. The criteria for the CEO are most closely linked to the Company's objectives since the Chief Executive Officer bears overall responsibility for the Company's success. Criteria for the other NEOs differ based on each officer's ability to contribute to the Company's performance.

The Company's compensation policies do not employ a specific formulaic approach for evaluating or adjusting individual NEO compensation. Job performance and compensation of the CEO is subjectively determined by the Compensation Committee taking into account the broad criteria set forth above. Job performance and compensation of the other NEOs is subjectively determined by the CEO and reviewed with the Compensation Committee taking into account the broad criteria set forth above.

In order to align executive compensation with shareholder interest, it is the philosophy of the Board that the majority of NEO potential compensation be incentive-based and at-risk. In 2023, 64% of the CEO’s total potential compensation was at-risk, while the total potential at-risk compensation was 54% for the other NEOs who served in their role for the full fiscal year

2023. Total compensation paid and earned by each NEO in fiscal 2023 was consistent with the Company's financial performance, the individual performance of each NEO, the responsibilities and experience of the NEO, market conditions, and shareholder returns.

Risk Assessment

The Board and the Compensation Committee believe that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following features of the Company’s compensation program helps ensure that management performance is focused on long-term stockholder value creation, while minimizing exposure to unnecessary or excessive risk-taking:

•Base compensation is fixed at levels competitive with other relevant organizations in the markets where the Company competes for employees, is not subject to performance risk and, for non-executive employees, constitutes the largest part of their total compensation;
•Variable or incentive compensation for our NEOs is appropriately balanced between short and long-term incentives;
•Annual incentive awards are tied to Company annual profitability objectives, with caps on payout amounts;
•Long-term incentive awards are both time-based and performance-based equity awards that generally vest over several years and align our NEOs’ interests with those of our shareholders, with caps on payout amounts.

Elements of Compensation

Base Salary

Base salaries for the NEOs are determined based on job responsibilities, level of experience and individual performance. In making its recommendations to the Board, the Compensation Committee reviews market data with respect to the Company's Peer Group to assess the competitiveness of the base salary of the NEOs. Such information is used as a point of reference, however, it is not the deciding factor in establishing appropriate base salaries due to the lack of precise comparability.

Merit pay adjustments to base salary are considered annually for each NEO. When making adjustments to the base salary of the CEO, the Compensation Committee considers the job performance and contribution to the successful operation of the Company by the CEO. When making adjustments to the base salaries of the other NEOs, the Compensation Committee relies upon the recommendation of the CEO based on his knowledge of and the performance of each of the NEOs. Executive base salaries are intended to be at levels that will attract, retain and motivate the necessary management expertise to successfully execute the Company's business plan, but are not targeted at specific levels.

In determining individual base salary adjustments, the Compensation Committee also considered the contributions of each NEO to the success of the Company and salaries for comparable positions at other institutions.

Annual Incentive Compensation

An annual incentive compensation program has been established for the NEOs. Eligibility for the annual incentive program is restricted only by excluding employees who are not in good standing with the Company. All NEOs were, and are, in good standing with the Company. Consistent with the overall compensation philosophy of linking incentive awards to Company-wide and individual performance, the incentive plan is designed to provide performance-based annual cash compensation based on the achievement of annual performance targets approved by the Compensation Committee with the concurrence of the Board.

A short-term incentive compensation plan (“Short-term Incentive Plan”) was established for the NEOs by the Compensation Committee for fiscal 2023. The Short-term Incentive Plan was structured as a profit-sharing plan, that would provide an incentive compensation opportunity for the NEOs if the Company achieved its annual profitability objectives. For NEOs other than the CEO, the incentive opportunity under the Short-term Incentive Plan ranged from 0% to 100%, with a targeted payout (the “Target”) equal to 75% of base salary. The incentive opportunity for the CEO ranged from 0% to 150% of base salary, with a targeted payout equal to 112% of base salary.

For NEOs, 100% of the Short-term Incentive Plan opportunity for 2023 was based on earnings per share (“EPS”) levels that were pre-established by the Compensation Committee. The threshold EPS level was established at $3.84, with a target EPS of $4.27, and a maximum level of $4.48. No bonus would be payable to any NEO if the threshold was not met. During 2023, the Company earned net income available to common shareholders of $242,801,000, resulting in an EPS lower than the threshold. Based on the formula established by the Compensation Committee, the NEOs did not earn a bonus payout under the Short-term Incentive Plan targets.

The Compensation Committee recommended to the Board of Directors a 35% discretionary bonus for each non-CEO NEO for fiscal 2023. The Committee's recommendation was based on the extraordinary circumstances that occurred during the year including Mr. Beardall's unanticipated medical leave. This bonus was approved by the full Board of Directors.

In the past 3 fiscal years, Short-term Incentive payouts have ranged from 35% - 100% of base salary for NEOs, with the exception of the current CEO, whose payouts during that time ranged from 0% - 150% of base salary. Actual payouts averaged 78% of base salary for the NEOs and averaged 100% of base salary for the CEO during that period.

For 2024, the Compensation Committee has approved an update to the short-term incentive plan that will include a discretionary component in addition to the EPS component. The Plan will have threshold, target and maximum annual incentive amounts expressed as a percentage of base salaries similar to what was in place for 2023.

Long-Term Incentives

Long-term equity incentives, primarily restricted stock awards and performance shares granted under the shareholder-approved 2020 Incentive Plan, are intended to focus the efforts of NEOs on activities that are necessary to ensure the Company’s long-term success, as reflected in an increase in the Company’s stock price over a period of years. In fiscal 2023, each of the NEOs received an award of restricted stock and performance shares. For all NEOs, the mix of awards was 40% in restricted stock and 60% in restricted performance shares. The restricted stock vests over a three-year period, conditioned upon continued employment.

The restricted performance shares vest in proportional amounts over a three-year period, conditioned upon continued employment and subject to meeting certain total shareholder return targets pre-established by the Compensation Committee. For performance shares granted in fiscal 2023, the performance criteria require a total annual shareholder return of 9% for a 25% eligible share payout; a total annual shareholder return of 10% for a 50% eligible share payout, a total annual shareholder return of 11% for a 75% eligible share payout and a total annual shareholder return of 12% or greater for a 100% eligible share payout. If total annual shareholder return is less than 9%, none of the performance shares eligible for vesting that year are earned. Based on the total shareholder return of (11.7)% for 2023, the NEOs earned 0% of their share allocations related to the eligible fiscal year 2021, 2022 and 2023 performance share grants.
The Compensation Committee determined the amount of awards for each NEO on an individual basis based on its subjective assessment of each NEO's relative performance and value to the organization, taking into consideration the recommendations of the Chief Executive Officer for the other NEOs, and taking into consideration the goal of the Compensation Committee that the majority of each NEOs compensation be at-risk. The Compensation Committee confirms achievement of the performance-based awards in October of each year based on the prior fiscal year’s performance and grants new awards based on the new performance goals set by the Compensation Committee.

The Board believes that these long-term incentive awards help align the interests of WaFd's executives with those of its shareholders through potential stock ownership. Future awards to the NEOs may include a contingent award that will also be earned over multiple years based upon performance criteria consistent with the terms of the Company's Incentive Plan. The Compensation Committee and the Board consider stock awards to be a key piece of executive compensation and reviews the appropriateness of such awards annually in light of performance.

Clawback Policy

The Compensation Committee adopted a Clawback Policy, effective October 2, 2023, in accordance with Rule 10D-1 of the Securities Exchange Act of 1934 and NASDAQ listing standards. The Clawback Policy applies to current and former executive officers of the Company, including the Named Executive Officers, and will be administered by the Compensation Committee. In the event the Company is required to prepare an accounting restatement to correct material noncompliance with any financial reporting requirement under U.S. federal securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, it is the Company's policy to recover erroneously awarded incentive-based compensation received by its executive officers. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise cause or contributed to the requirement for a restatement.

Change in Control Agreements

In order to provide market-competitive compensation packages and to thereby attract and retain the Company's executives, the Company has entered into change of control agreements with its NEOs, which offers severance and change of control benefits to such executives if they are terminated in connection with a change of control event. See Potential Payments Upon Termination or Change in Control below.

Perquisites

In fiscal 2023, perquisites were provided to certain executive and senior officers. Perquisites are given to executive and senior officers based upon their role in the Company and the business advantage gained by the use of perquisites. The Company provided the following perquisites to NEOs:

The Company provided Supplemental Long-Term Disability coverage to all NEOs, except for Ms. Holz , that provides for $4,000 in monthly income in the event a long-term disability is suffered and prevents continued employment. The annual benefit cost was approximately $1,200 for each policy.

NEOs, except Mr. Beatty, Ms. Holz and Mr. Endrizzi, were also provided with a Supplemental Long-Term Care policy. The annual cost of the coverage was approximately $1,500 per person.

Mr. Beardall, Ms. Cooper, Ms. Robison and Mr. Beatty received membership to a downtown club that was used for business-related marketing. The annual cost to the Company of each membership was approximately $5,000.

Parking is also provided for each NEO, except for Mr. Endrizzi and Mr. Mauer, at a cost of approximately $4,000 per year. Disclosure of these perquisites are included in the Summary Compensation Table under “Other.”

Retirement Plans

401(k) Plan

The Washington Federal Bank 401(k) Plan (referred to as the "Retirement Plan") is a defined contribution plan in which all employees of the Company's operating bank subsidiary with over 1,000 hours worked are eligible to participate, including our NEOs. In fiscal 2023, the Company has contributed 7% of an employees' eligible base salary into the plan on his or her behalf. Company contributions vest ratably over six years; after six years of consecutive employment all contributions are 100% vested.

During fiscal 2023, the Company contributed 7% of each NEO's eligible base salary into the Retirement Plan. These amounts are included in the Summary Compensation Table under “All Other Compensation.” Amounts exceeding IRS "Top-Heavy” rules are paid directly to the affected executive on a pre-tax basis.

The Company also has a guaranteed safe harbor matching contribution equal to 100% of the first 4% of compensation that employees (including NEOs) contribute to their account. In addition to this match being guaranteed, all safe harbor matching contributions are immediately vested. The match is not subject to the six-year vesting schedule of the current profit-sharing contribution and provides participants more investment flexibility. The Company anticipates that in the future, all eligible employees will continue to receive an annual discretionary profit-sharing contribution from the Company, which is subject to a cap equal to 3% of eligible compensation.

WaFd Bank Deferred Compensation Plan

The purpose of the WaFd Bank Deferred Compensation Plan is to attract and retain key employees by providing them with an opportunity to defer receipt of a portion of their salary, bonus, and other specified compensation. The Deferred Compensation Plan is a non-qualified deferred compensation plan that is not intended to meet the qualification requirements of Internal Revenue Code (IRC) Section 401(a), but is intended to comply with the “top hat pension plan” requirements of the Employee Retirement Income Security Act of 1974, as amended, and to meet the requirements of IRC Section 409A, and will be operated and interpreted consistent with that intent.

Under the Deferred Compensation Plan, unless otherwise specified by the Bank in the election form, Participants may elect to defer a minimum of 5% and a maximum of 75% of their base compensation, and a minimum of 5% up to a maximum of 90% of bonus, commissions or other compensation earned by the participant during a plan year. The Bank may also, in its sole discretion, provide each participant with discretionary contributions. Such Bank discretionary contributions, if paid, may take the form of “make-up” matching contributions, at the same matching contribution rate provided under the Washington Federal Bank 401(k) plan with respect to deferrals under the Deferred Compensation Plan that reduce 401(k) plan compensation below the limitation set forth in IRC Section 401(a)(17), “supplemental” matching contributions, at the same contribution rate provided under the 401(k) plan with respect to compensation deferred above the compensation limit set forth in IRC Section 401(a)(17) or “supplemental non-elective contributions” at the same matching contribution rate provided under the 401(k) plan with respect to compensation above the compensation limit set forth in IRC Section 401(a)(17). Make-up and supplemental matching and non-elective contributions based on the 401(k) plan contributions vest at the same rate provided under the 401(k) plan vest based on the vesting schedule provided by the Bank on or before the date such contribution is made. All Bank contributions become 100% vested, if while employed a Participant dies, becomes disabled (as defined in Treas. Reg. Sec. 1.409A-1(e)(1)), the Bank experiences a Change in Control while the participant is employed. Amounts in a participant’s Deferred Compensation Plan account that are attributable to participant compensation deferrals are always fully vested. The unvested portion of a participant’s account is generally forfeited upon separation from service unless otherwise provided in the participant’s employment agreements.

Each participant’s account balance under the Deferred Compensation Plan is credited periodically with a rate of return (positive or negative) based on the performance of an investment option selected by the Participant.

Participants may elect in accordance with the requirements established under the Deferred Compensation Plan to receive distributions under the Deferred Compensation Plan in the calendar year following the participant’s separation from service, death, or on a specified date, either in a lump sum or, for participants eligible for retirement, in annual installments for up to 10 years. Participants will also be permitted to submit a written request to receive payment of all or any portion of his or her vested accounts upon the occurrence of an unforeseeable emergency, as defined in the Deferred Compensation Plan.

The obligations under the Deferred Compensation Plan are obligations of the Bank, and will represent at all times an unfunded and unsecured promise to pay amounts in the future in accordance with the terms of the Deferred Compensation Plan. Each participant in the Deferred Compensation Plan is an unsecured general creditor of the Bank with respect to deferred compensation obligations. The Bank may also, in its sole discretion, establish a grantor trust, commonly known as a rabbi trust, as a vehicle for accumulating assets to pay benefits under the Deferred Compensation Plan, and payments under the Deferred Compensation Plan may be paid from the general assets of the Bank or from the assets of any such rabbi trust. Any amounts set aside to defray the liabilities assumed by the Bank under the Deferred Compensation Plan will remain subject to the claims of the Bank’s creditors.

Supplemental Executive Retirement Plan

The WaFd Bank Deferred Compensation Plan also includes a Supplemental Executive Retirement Plan (SERP) benefit. The SERP benefit provides our NEOs with credits of Company Common Stock units which, if vested, will be distributed in the form of WaFd, Inc. common stock following retirement of the executive officer. The right to receive distribution of a SERP benefit is subject to certain vesting conditions as described below. We believe that the SERP benefit is an important component of the benefits package that we offer our executive officers and will assist us in recruiting and retaining qualified executives, particularly those at senior executive levels in advanced stages of their careers. We also believe that the stock based SERP benefit will help further align the interests of our executives with those of our shareholders, by providing additional incentives to our executives to improve our financial performance and increase our profits, and strengthening the mutuality of interest between our executives and our shareholders, including after their retirement.

Eligibility to participate in the SERP is limited to a select group of key management or highly compensated employees who have been notified during an applicable enrollment period of his or her status as an eligible employee (the “SERP Participants”). Currently, there are six employees receiving the SERP benefit under the DCP Plan, including all of our NEOs.

In March 2023 the Company credited to the SERP account of each of our NEOs a number of Company Stock Units equal in value to the product of (i) $150,000 for each executive (other than Mr. Beardall) and $300,000 for Mr. Beardall multiplied by (ii) the number of full years until he or she reaches the age of 64, with each Company stock unit having a value equal to one share of the Company’s common stock, and which, if vested, would be distributed in the form of WaFd, Inc. common stock following the executive officer’s retirement, in ten (10) substantially equal annual installments. Additionally, dividend equivalents with respect to Company Stock Units are credited to a SERP account as additional Company Stock Units, consistent with dividends paid to common shareholders.

A SERP Participant’s SERP account will vest if the SERP Participant remains employed with the Company as follows:

Attained Age	Vested Percentage
Before 62	—%
62	80%
63	90%
64	100%

A SERP Participant’s SERP account will become 100% vested in the event of the SERP Participant’s involuntary termination of employment by the Company without Cause, or the SERP Participant’s voluntary termination of employment for Good Reason, as defined in the Deferred Compensation Plan. All SERP Company Contributions, and any other amounts credited to any SERP Participant’s SERP account will be forfeited in the event of the SERP Participants’ termination of employment for Cause or is otherwise not in good standing at the time of termination, regardless of the vested percentage earned under the above schedule. The determination of whether a termination is for Cause or Good Reason is subject at all times to the terms and conditions of any employment agreement to which the SERP Participant is a party.

Upon a SERP Participant’s Separation from Service, defined as the termination of the SERP Participant’s employment with the Company and all affiliates other than on account of death, the vested balance in the SERP Participant’s SERP account will be paid to the SERP Participant in ten (10) substantially equal annual installments, beginning in the calendar year following the calendar year in which the SERP Participant’s Separation from Service occurred, unless the Committee specifies a different payment schedule on or before the date the SERP Participant obtains a legally binding right to his or her initial SERP Company Contribution. If a SERP Participant is a “specified employee” as that term is defined in Code Section 409A (generally, one of the top 50 highest paid officers of the Company and its affiliates), a distribution may not occur until the first day of the seventh month following the Participant’s Separation from Service. In addition, the amount of any distribution and/or the applicable balance in the SERP Participant’s SERP account remains subject to any limitation imposed by the SERP Participant’s employment agreement(s) or the Deferred Compensation Plan as a result of the application of the excess parachute payment rules of Code Section 280G.

Upon the death of a SERP Participant (regardless of whether such SERP Participant is an employee at the time of death), all remaining vested balance of the SERP account shall be paid to the SERP Participant’s beneficiary in a single lump sum no later than December 31 of the calendar year following the year of the SERP Participant’s death.

Other Compensation

The Company provides the Named Executive Officers with benefits of a type offered to all other employees in most respects. The value of these benefits constitutes a small percentage of each executive’s total compensation. Key benefits include paid vacation, and premiums for health insurance.

Other Matters

The Compensation Committee also considers the accounting, tax, and administrative costs of specific executive compensation programs, and seeks to balance the earnings, tax and dilutive impact of executive compensation plans with the need to attract, retain and motivate highly qualified executives. The Compensation Committee also recognizes that regulatory factors can influence the structure of executive compensation programs and takes those into account as appropriate.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management and, based on such review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Members of the Compensation Committee
Linda Brower, Chairwoman
David K. Grant
Sylvia Hampel

Summary Compensation Table

The following tables and related narratives present the compensation for the Company's NEOs in the format specified by the SEC for each of the last three fiscal years.

Name and Principal Position:	Year	Salary	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Comp. (2)	All Other Comp. (3)	Total
Brent J. Beardall President and Chief Executive Officer	2023	$975,000	$1,566,874	$—	$—	$3,766,800	$6,308,674
	2022	875,000	1,315,205	—	1,312,500	94,229	3,596,934
	2021	775,000	1,197,318	—	1,200,000	82,397	3,254,715

Cathy E. Cooper Executive Vice President and Chief Consumer Banker (4)	2023	550,000	419,291	—	138,206	1,118,393	2,225,890
	2022	376,500	387,924	—	376,500	47,930	1,188,854
	2021	363,125	377,547	—	367,500	45,531	1,153,703

Kelli J. Holz Executive Vice President and Chief Financial Officer (5)	2023	400,000	335,428	—	138,206	1,557,946	2,431,581
	2022	234,881	51,984	19,721	51,277	7,835	365,699
	2021	214,921	51,440	—	92,226	7,783	366,370

Vincent L. Beatty Former Executive Vice President and Chief Financial Officer (5)	2023	239,750	—	—	—	20,121	259,871
	2022	376,500	129,296	—	376,500	46,040	928,336
	2021	363,125	377,547	—	367,500	43,642	1,151,814

James A. Endrizzi Executive Vice President and Chief Commercial Banker	2023	400,000	419,291	—	138,206	2,234,286	3,191,783
	2022	376,500	387,924	—	376,500	97,807	1,238,731
	2021	323,250	350,524	—	331,000	92,444	1,097,218

Ryan M. Mauer Executive Vice President and Chief Credit Officer	2023	400,000	419,291	—	138,206	1,873,311	2,830,808
	2022	376,500	387,924	—	376,500	43,558	1,184,482
	2021	323,250	350,524	—	331,000	38,905	1,043,679

Kim E. Robison Executive Vice President and Chief Operating Officer	2023	400,000	419,291	—	138,206	1,724,129	2,681,626
	2022	376,500	387,924	—	376,500	46,654	1,187,578
	2021	363,125	377,547	—	367,500	44,255	1,152,427

1.Represents the estimated fair value of the restricted stock and restricted performance share grants. Restricted stock grants vest ratably over three years and the fair value is calculated as the market price of the stock on the day of grant multiplied by the number of shares granted. The fair value for performance shares grants is based on a vesting target, which represents the mid-point of the total shareholder return range and an estimated 50% likelihood of achieving that level, and is calculated in accordance with U.S. GAAP. Refer to footnote 3 under the table on page 32 for the maximum possible vesting and value of performance shares. As required by SEC rules these amounts are the fair value on date of grant and may not reflect the amount that will actually be realized by the NEOs. Whether, and to what extent, a NEO will recognize value from each award will depend on Company performance and stock price.
2.These amounts represent cash incentives earned under the Short-Term Incentive Compensation Plan.
3.Further descriptions of the amounts set forth under “All Other Compensation” for fiscal 2023 are set forth in the table below. Total amounts for 2023 are larger than previous years disclosed due to the addition of the Company's initial contributions to each NEO's SERP account. These represent the bulk of SERP-related contributions. Smaller future contributions will occur as each NEO receives dividend equivalents. As described in the SERP discussion above, these contributions begin to vest at age 62 and vested benefits are paid over ten years after retirement.

4.Ms. Cooper, our Chief Consumer Banker and Corporate Secretary, temporarily assumed the position of President and Chief Executive Officer from January 3, 2023 to February 12, 2023 while Mr. Beardall was on medical leave.
5.Mr. Beatty served as Chief Financial Officer until his retirement on December 31, 2022. Ms. Holz became Chief Financial Officer on January 1, 2023.

All Other Compensation Table

Name and Principal Position:	Year	Retirement Plan Contribution (1)	Non-Qualified Plan Contribution (2)	Other (3)	Total
Brent J. Beardall President and Chief Executive Officer	2023	$99,000	$3,657,070	$10,730	$3,766,800
	2022	88,800	—	5,429	94,229
	2021	77,000	—	5,397	82,397

Cathy E. Cooper Executive Vice President and Chief Consumer Banker	2023	41,745	1,066,613	10,035	1,118,393
	2022	40,985	—	6,945	47,930
	2021	38,500	—	7,031	45,531

Kelli J. Holz Executive Vice President and Chief Financial Officer	2023	33,550	1,523,755	641	1,557,946
	2022	7,628	—	207	7,835
	2021	7,576	—	207	7,783

Vincent L. Beatty Former Executive Vice President and Chief Financial Officer	2023	14,805	—	5,316	20,121
	2022	40,985	—	5,055	46,040
	2021	38,500	—	5,142	43,642

James A. Endrizzi Executive Vice President and Chief Commercial Banker	2023	41,745	2,133,283	59,258	2,234,286
	2022	38,508	—	59,299	97,807
	2021	33,000	—	59,444	92,444

Ryan M. Mauer Executive Vice President and Chief Credit Officer	2023	41,745	1,828,519	3,047	1,873,311
	2022	38,065	—	5,493	43,558
	2021	33,000	—	5,905	38,905

Kim E. Robison Executive Vice President and Chief Operating Officer	2023	41,745	1,676,140	6,244	1,724,129
	2022	40,985	—	5,669	46,654
	2021	38,500	—	5,755	44,255

1.Amounts reported represent contributions made directly into the Washington Federal Bank 401(k) Plan as matching contributions, up to the limit as provided in statute. Contributions in excess of this amount are paid directly in cash to the NEO.
2.Amounts reported represent contributions to the Company's Supplemental Executive Retirement Plan in the form of Company Stock Units. Each Company Stock Unit has a value equal to one share of the Company's Common Stock. The amount shown represents the fair market value of the Company Stock Units contributed on March 9, 2023, the grant date, based upon the closing price of our Common Stock of $31.71 on such date, and the fair market value of dividend equivalent units contributed on September 28, 2023, based upon the closing stock price of $25.43. The total amounts for each participating NEO include the following dividend equivalents:
•Mr. Beardall received units equal to $57,065
•Ms. Cooper received units equal to $16,631
•Ms. Holz received units equal to $23,777

•Mr Endrizzi received units equal to $33,288
•Mr. Mauer received units equal to $28,532
•Ms. Robison received units equal to $26,142
All Other Compensation for 2023 is larger than previous years disclosed due to the addition these contributions to each NEO's SERP account. As described in the SERP discussion above, these contributions begin to vest at age 62 and vested benefits are paid over ten years after retirement. The value of these contributions are equity based and will fluctuate based on the Company's stock price. See Nonqualified Deferred Compensation for the 2023 Fiscal Year below for the aggregate value of each NEO's SERP account at September 30, 2023.
3.Includes auto, parking, long-term care and disability insurance premiums and other perquisites described above. For Mr. Endrizzi, 2023, 2022 and 2021 also include a relocation allowance of $57,500.

Grants of Plan-Based Awards for the 2023 Fiscal Year

The following table sets forth certain information with respect to grants of plan-based awards for the year ended September 30, 2023 to the NEOs. Grants of equity incentive plan awards to each NEO were made pursuant to the Company's Incentive Plan. There can be no assurance that the grant date fair value of the stock awards listed below will ever be realized. Mr. Beatty who retired as Chief Financial Officer on December 31, 2022, did not receive any grants during fiscal 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other equity awards (#) (3)	Grant date fair value of equity awards ($) (4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brent J. Beardall	11/8/2022	—	975,000	1,462,500	—	—	—	21,671	825,232
	11/8/2022				11,258	19,476	45,031		741,643
Cathy E. Cooper	11/8/2022	—	300,000	400,000	—	—	—	6,694	254,908
	11/8/2022				2,495	4,317	9,981		164,383
Kelli J. Holz	11/8/2022	—	300,000	400,000	—	—	—	5,355	203,918
	11/8/2022				1,996	3,454	7,985		131,510
James A. Endrizzi	11/8/2022	—	300,000	400,000	—	—	—	6,694	254,908
	11/8/2022				2,495	4,317	9,981		164,383
Ryan M. Mauer	11/8/2022	—	300,000	400,000	—	—	—	6,694	254,908
	11/8/2022				2,495	4,317	9,981		164,383
Kim E. Robison	11/8/2022	—	300,000	400,000	—	—	—	6,694	254,908
	11/8/2022				2,495	4,317	9,981		164,383

1.Represents potential future payouts under the Short-Term Incentive Compensation Plan. Actual payouts are reflected in the Summary Compensation Table above under “Non-Equity Incentive Plan Compensation". Targets and maximums are calculated as described in the Annual Incentive Compensation section above, except for Ms. Cooper And Ms. Holz. Ms. Cooper's base salary was adjusted to reflect her time as temporary CEO but this was not considered to be part of her base salary for the purpose of this calculation. Ms. Holz's estimated future payouts were reduced to 80% of her base salary given she served as CFO for a partial year as she was promoted to CFO on January 1, 2023.
2.Represents Performance Stock Awards (in # shares) that vest 33% per year based on approved total shareholder return thresholds. Threshold # of shares represents 25% vesting, which is based on achievement of a 9% total shareholder return. Target # shares represents historical vesting, which represents the mid-point of the total shareholder return range and an estimated 50% likelihood of achieving that level.
3.Represents Restricted Stock Award that vests in equal annual increments over three years.
4.The fair value of Restricted Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by the number of shares granted. The fair value of Performance Stock Awards is calculated based on the Company's closing stock price on the day of grant multiplied by a probability factor to estimate the likelihood of achieving the required total shareholder return. At the maximum vesting, these values for the executives receiving performance shares in 2023 would be as follows: Mr. Beardall $1,714,780; Ms. Cooper $380,076; Ms. Holz $304,069; Mr. Endrizzi $380,076; Mr. Mauer $380,076 and Ms. Robison $380,076. The closing stock price was $38.08 on November 8, 2022.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth information on outstanding stock awards held by the NEOs at September 30, 2023. Mr. Beatty did not hold any outstanding stock award at that time as all awards vested prior to his retirement, as scheduled.

	Stock Awards
		# of	# of Shares	# of Shares	$ Market Value
	Grant	Years	of Unvested	of Unvested	of Unvested
Name	Date	Vesting	Restricted Shares	Performance Shares	Awards (1)

Brent J. Beardall	11/8/2022	3	21,671		555,211
Brent J. Beardall	11/8/2022	3		45,031	498,973
Brent J. Beardall	10/26/2021	3	14,142		362,318
Brent J. Beardall	10/26/2021	3		29,512	327,012
Brent J. Beardall	10/27/2020	3	10,400		266,448
Brent J. Beardall	10/27/2020	3		21,767	241,193
			46,213	96,310	2,251,154
Cathy E. Cooper	11/8/2022	3	6,694		171,500
Cathy E. Cooper	11/8/2022	3		9,981	110,596
Cathy E. Cooper	10/26/2021	3	4,743		121,516
Cathy E. Cooper	10/26/2021	3		7,072	78,362
Cathy E. Cooper	10/27/2020	3	3,733		95,639
Cathy E. Cooper	10/27/2020	3		5,567	61,686
			15,170	22,620	639,300
Kelli J. Holz	11/8/2022	3	5,355		137,195
Kelli J. Holz	11/8/2022	3		7,985	88,479
Kelli J. Holz	11/30/2021	5	1,280		32,794
Kelli J. Holz	12/18/2020	5	1,200		30,744
Kelli J. Holz	12/2/2019	5	600		15,372
Kelli J. Holz	12/4/2018	5	300		7,686
			8,735	7,985	312,270
James A. Endrizzi	11/8/2022	3	6,694		171,500
James A. Endrizzi	11/8/2022	3		9,981	110,596
James A. Endrizzi	10/26/2021	3	4,743		121,516
James A. Endrizzi	10/26/2021	3		7,072	78,362
James A. Endrizzi	10/27/2020	3	3,467		88,825
James A. Endrizzi	10/27/2020	3		5,167	57,254
James A. Endrizzi	12/4/2018	5	140		3,587
			15,044	22,220	631,639
Ryan M. Mauer	11/8/2022	3	6,694		171,500
Ryan M. Mauer	11/8/2022	3		9,981	110,596
Ryan M. Mauer	10/26/2021	3	4,743		121,516
Ryan M. Mauer	10/26/2021	3		7,072	78,362
Ryan M. Mauer	10/27/2020	3	3,467		88,825
Ryan M. Mauer	10/27/2020	5		5,167	57,254
Ryan M. Mauer	12/4/2018	5	140		3,587
			15,044	22,220	631,639
Kim E. Robison	11/8/2022	3	6,694		171,500
Kim E. Robison	11/8/2022	3		9,981	110,596
Kim E. Robison	10/26/2021	3	4,743		121,516
Kim E. Robison	10/26/2021	3		7,072	78,362
Kim E. Robison	10/27/2020	3	3,733		95,639
Kim E. Robison	10/27/2020	3		5,567	61,686
			15,170	22,620	639,300

(1) The value of the Restricted Stock Awards and Performance Stock Awards is calculated by multiplying the number of shares by $25.62, the closing market price for the Company's common stock on September 29, 2023, the last trading day of our fiscal year.

•RSAs vest 1/3rd per year over a three-year period, conditioned upon continued employment. Pursuant to the Company's Incentive Plan, all unvested restricted stock awards will become fully vested upon a change of control (as defined in the Incentive Plan) of the Company.
•PSAs vest 1/3rd per year based on approved total shareholder return thresholds. Threshold # of shares represents 25% vesting, which is based on achievement of a 9% total shareholder return. Target # shares represents 43.25% vesting, which represents the mid-point of the total shareholder return range and an estimated 50% likelihood of achieving that level. Pursuant to the Company's Incentive Plan, all unvested performance stock awards will become fully vested upon a change of control (as defined in the Incentive Plan) of the Company.

Stock Vested During Fiscal 2023

The following table sets forth information regarding vesting of restricted stock that occurred during fiscal 2023 for each of our NEOs on an aggregated basis.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Brent J. Beardall	22,538	872,208
Cathy E. Cooper	8,338	322,668
Kelli J. Holz	1,520	58,824
Vincent L. Beatty	10,204	394,908
James A. Endrizzi	7,578	293,269
Ryan M. Mauer	7,538	291,721
Kim E. Robison	8,338	322,681

(1) Represents Restricted Stock Awards. The value of the shares of Common Stock acquired upon vesting of the award is calculated by multiplying the number of shares by the closing price of the Company's common stock on the date the award vests.

Nonqualified Deferred Compensation for the 2023 Fiscal Year

The Company maintains two nonqualified deferred compensation plans in which NEOs are eligible to participate: The WAFD Bank Deferred Compensation Plan (DCP), and the WAFD Bank Supplemental Executive Retirement Plan (SERP). For additional information about each plan, see “Compensation Discussion and Analysis -- Retirement Plans” above.

The following table sets forth certain information with respect to the amounts deferred by or for the benefit of each NEO under our non-qualified Deferred Compensation Plan for the year ended September 30, 2023. Mr. Beatty, who retired as Chief Financial Officer on December 31, 2022, does not participate in any of our non-qualified deferred compensation plans.

Name	Executive Contributions ($)(1)	Registrant Contributions ($)(2)	Aggregate Earnings ($)(3)	Aggregate Withdrawals ($)	Aggregate Balance at Sept. 30, 2023 ($)
Brent J. Beardall
DCP	—	—	—	—	—
SERP	—	3,600,000	(637,902)	—	2,962,098

Cathy E. Cooper
DCP	—	—	—	—	—
SERP	—	1,050,000	(186,055)	—	863,945

Kelli J. Holz
DCP	—	—	—	—	—
SERP	—	1,500,000	(372,109)	—	1,127,891

James A. Endrizzi
DCP	—	—	—	—	—
SERP	—	2,100,000	(186,055)	—	1,913,945

Ryan M. Mauer
DCP	30,000	—	(520)	—	29,480
SERP	—	1,800,000	(318,951)	—	1,481,049

Kim E. Robinson
DCP	—	—	—	—	—
SERP	—	1,650,000	(292,372)	—	1,357,628

(1)	Executive contributions represent salary deferrals and are included in the "Salary" column of the Summary Compensation Table (SCT) above. Mr. Mauer's salary deferral contributions are invested in the Fidelity VIP Freedom 2030 Fund which had a return of 10.67% during the fiscal year. The stock appreciation/depreciation on the salary deferrals are not included in the SCT because the earnings were not preferential or above-market.
(2)	Contributions made by the Company represent Company Stock Units credited to each NEO under the SERP. Each Company Stock Unit has a value equal to one share of Company common stock. The amount shown represents the fair market value of the Company Stock Units contributed on March 9, 2023 based upon the closing price of our common stock of $31.71 on such date. These amounts are included in the "All Other Compensation" column of the SCT and related footnote.
(3)	Aggregate earnings comprise additional Common Stock Units credited to each participant’s SERP account consistent with dividends paid to common shareholders, plus (or minus) capital gains and appreciation/depreciation of investment results during the fiscal year. For the SERP plan, appreciation/depreciation is based on the performance of WaFd, inc. common stock (Ticker: WAFD) over the fiscal year. The dividend amounts are included above in the “All Other Compensation” column of the Summary Compensation Table and the related footnote. The stock appreciation/depreciation is not included in the “Summary Compensation Table” above because the earnings were not preferential or above-market.

Potential Payments Upon Termination or Change in Control

Change in Control

Each of the Company's NEOs are parties to Change of Control Agreements with the Company (collectively, the "Covered NEOs" and each a "Covered NEO"). The Change of Control Agreements have a double trigger that provides for a severance payment to the Covered NEO if the Company experiences a Change of Control (as defined in the Change of Control Agreements) and the Covered NEO's employment terminates during the three years after a Change of Control.

Specifically, the Change of Control Agreements provide that the Covered NEO will receive payment only if, in connection with a Change of Control, the Covered NEO’s employment is terminated involuntarily by the Company (including any successor in such Change in Control) without Cause or voluntarily by the Covered NEO for Good Reason, each of which are defined in the Change of Control Agreements. If employment is terminated by the Company without Cause or by such Covered NEO for Good Reason during the first three years after a Change of Control, the Covered NEO will receive a lump sum payment on the 60th day following termination equal to the sum of (1) the pro-rata annual cash bonus due to such Covered NEO for the portion of the year worked prior to the termination, based upon the higher of (a) such NEO’s highest bonus paid by the Company under the Company’s annual incentive plans for the three years preceding the Change of Control and (b) the annual bonus paid or payable to the Covered NEO for the last fiscal year (the “Highest Annual Bonus”); (2) a lump sum payment equal to the product of (a) a multiple of 2 for all Covered NEOs, times (b) the sum of (i) the Covered NEO’s annual base salary and (ii) the Highest Annual Bonus (the “Severance Payment”) and (3) a lump sum payment equal to the present value of the continuation for 2 years after the Covered NEO’s date of termination of employee welfare benefits to the Covered NEO or the Covered NEO’s family that are at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies in effect on the date of termination. Any such Covered NEO will also receive all unpaid vacation pay through the date of termination in accordance with the Company’s policies applicable to all employees and may receive outplacement assistance.

If a Covered NEO's employment is terminated for his or her death or disability during the first three years after a Change of Control, the Covered NEO will receive an additional lump sum payment on the 60th day following termination equal to a pro-rata annual bonus due to such Covered NEO for the portion of the year worked prior to the termination equal to the Highest Annual Bonus amount.

In addition, pursuant to the Company's Incentive Plan, all unvested restricted stock awards will become fully vested upon a change of control (as defined in the Incentive Plan) of the Company.

Pursuant to the Company's Deferred Compensation and SERP, all unvested Company Contributions become fully vested upon a change in control (as defined in the Deferred Compensation Plan) of the Company.

Except for the Change of Control Agreements described above, none of the NEOs have employment agreements and are “at will” employees.

The Change of Control Agreements have a cap that could reduce payments to the executive so as not to trigger the application of Section 280G of the Internal Revenue Code. Payments treated as excess parachute payment under Code Section 280G are subject to a 20% excise tax in addition to applicable income and payroll taxes, and moreover the Company cannot deduct such excess parachute payment. The Change of Control Agreements require that all payments or distributions by the Company to the executive will be reduced if necessary to avoid having excess parachute payment under Code Section 280G, but such reduction applies only if it would leave the executive with a better after-tax result compared with no reduction.

The following table quantifies the payments that would be made to Covered NEOs if the Company experienced a Change of Control as of September 30, 2023 and they were terminated by the Company without Cause or voluntarily by the Covered NEOs with good reason:

	Potential Change in Control Payments
Name	Severance Payment	Highest Bonus Amount (1)	Vesting of Stock Options (#) (3)	Vesting of Restricted Stock and Performance Shares (2) (3) (4)	Benefits Payment (5)	Total
Brent J. Beardall	$1,950,000	$2,625,000	—	$3,651,431	$45,016	$8,271,447
Cathy E. Cooper	800,000	753,000	—	968,171	45,016	2,566,187
Kelli J. Holz	800,000	276,413	48,242	428,366	19,232	1,572,253
James A. Endrizzi	800,000	753,000	—	954,678	45,016	2,552,694
Ryan M. Mauer	800,000	753,000	—	954,678	45,016	2,552,694
Kim E. Robison	800,000	753,000	—	968,171	34,752	2,555,923

1.Each Covered NEO would also receive the payments set forth in this column if termination following a Change of Control is due to death or disability.

2.Based on a price per share of $25.62, the closing market price for the Company's common stock on September 29, 2023, the last trading day of our fiscal year.
3.Pursuant to the Company's Incentive Plan applicable to all employees, all unvested stock options and restricted stock awards will become fully vested upon a “change in control” of the Company. A “change in control” is defined in the Incentive Plans to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, or (ii) during any period of twenty-four consecutive months during the term of an Option, individuals who at the beginning of such period constitute the Board of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director who was not a director at the date of grant has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.
4.Each Covered NEO would also receive the payments set forth in this column if terminated after a change of control due to death or disability.
5.The value of the continuation of benefits under our medical, dental and vision plan is estimated based on the per-employee cost of that plan for the Covered NEO during 2023.

Deferred Compensation Plan

In the event that a NEO’s employment with the Company is terminated, either voluntarily or involuntarily, the officer will receive the balance of the deferred compensation account in the calendar year following the participant’s separation from service, death, or on a specified date, either in a lump sum or, for participants eligible for retirement, in annual installments for up to 10 years. Amounts in a participant’s DCP account that are attributable to participant compensation deferrals are always fully vested. All Bank contributions become 100% vested, if while employed a NEO dies, becomes disabled (as defined in Treas. Reg. Sec. 1.409A-1(e)(1)), the Bank experiences a Change in Control while the participant is employed. The only NEO currently participating in the Deferred Compensation Plan is Ryan M. Mauer; the balance of his deferred compensation account as of the end of fiscal 2023 is $29,480.

Supplemental Executive Retirement Plan

A NEO’s SERP account will become 100% vested in the event of the NEO’s involuntary termination of employment by the Company without Cause, or the SERP Participant’s voluntary termination of employment for Good Reason, as defined below. Upon a NEO’s termination of employment with the Company other than on account of death, the vested balance in the SERP Participant’s SERP account will be paid to the SERP Participant in ten (10) substantially equal annual installments, beginning in the calendar year following the calendar year in which the SERP Participant’s Separation from Service occurred, unless the Committee specifies a different payment schedule on or before the date the SERP Participant obtains a legally binding right to his or her initial SERP Company Contribution, or there are limitations in a NEO’s employment agreement or required by Code Section 409A or as a result of the application of the excess parachute payment rules of Code Section 280G. Upon the death of a NEO (regardless of whether such NEO is an employee at the time of death), all remaining vested balance of the SERP account shall be paid to the NEO’s beneficiary in a single lump sum no later than December 31 of the calendar year following the year of the SERP Participant’s death.

The current balance of each NEO’s SERP account as of fiscal 2023 is set forth in the table titled “Nonqualified Deferred Compensation for the 2023 Fiscal Year” above.

PAY RATIO

Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of SEC Regulation S-K, we are required to provide annual disclosure of the ratio of the median of the annual total compensation of all employees of the company, except the CEO, to the annual total compensation of Brent Beardall, our Company’s Chief Executive Officer ("CEO"). The incremental compensation Cathy Cooper, our Chief Consumer Banker, received for temporarily serving as CEO during Mr. Beardall's medical leave was not considered to be part of the CEO's annual total compensation for the purposes of the pay ratio calculation.

The SEC rule requires the disclosure of (i) the median of the annual total compensation of all employees of the company, except the CEO, (ii) the annual total compensation of the CEO; and (iii) the ratio of the two amounts.

In determining the median employee, a listing was prepared of all employees as of September 30, 2023. Wages and salaries were annualized for those employees that were not employed for the full year of 2023. The median employee was selected from the annualized list based upon the Company’s tax records. For simplicity, the value of the Company’s 401(k) plan and medical benefits provided was excluded as all employees including the CEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) discrimination testing. As of September 30, 2023, the Company employed 2,130 persons (including the CEO) of which 2,109 are full time and 21 are part time.

Ratio:

•The median employee's annual total compensation (other than our CEO): $58,856
•Mr. Beardall’s annual total compensation, as reported in our 2023 Summary Compensation Table: $6,308,675
•Based on this information, the ratio of the annual total compensation of Mr. Beardall to the median of the annual total compensation of all employees is estimated to be 107 to 1.
The ratio above is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so the ratios may not be comparable. This year Mr. Beardall's compensation was significantly increased due to the Company's initial contribution to his SERP account. Going forward, it is expected that the CEO pay ratio would return to the level seen in recent years. This year's ratio would have been 45 to 1 had there been no SERP contribution in fiscal 2023.

PAY VERSUS PERFORMANCE

Pay versus Performance Table

In accordance with rules adopted by the SEC in Item 402(v) of Regulation S-K, pursuant to Section 953(a) of the Dodd-Franck Act, we provide the following disclosure regarding executive compensation and the Company's performance on select financial metrics. For more information regarding the Company's executive compensation philosophy, refer to the Compensation Discussion & Analysis section above.

The following table sets forth a summary of compensation for our CEO and the average compensation for the non-CEO NEOs and includes information on the Company's total shareholder return ("TSR"), the TSR for the Company's peer group, Net Income and the company's selected performance measure, GAAP Earnings Per Share. As required by Item 402(v), we are including as CEO compensation for 2023 the compensation of Cathy Cooper, who served as temporary CEO from January 3, 2023 through February 12, 2023, however, substantially all of the compensation reflected for Ms. Cooper reflects her time as a non-CEO. Ms. Cooper is otherwise not a NEO for 2023. Her compensation as a non-CEO NEO is included in the tables below for 2021 and 2022.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid to CEO (1)	Average Summary Compensation Table for non-CEO NEOs (2)	Average Compensation Actually Paid to non-CEO NEOs (2)	TSR	Peer Group TSR (3)	Net Income ($ in thousands)	GAAP Earnings Per Share
2023	$6,308,674	$5,394,253	$2,279,134	$2,059,006	170	197	$257,426	$3.72
2023	$2,225,890	$2,001,205
2022	$3,596,934	$4,324,462	$1,133,594	$1,330,164	90	93	$236,330	$3.40
2021	$3,254,715	$4,079,586	$1,138,791	$1,480,437	88	82	$183,615	$2.39

(1)
Reflects compensation for our Chief Executive Officer, Brent Beardall, who served as our Principal Executive Officer (PEO) in 2021, 2022 and 2023 and for our Chief Consumer Banker, Cathy Cooper, who served as our temporary PEO from January 3, 2023 to February 12, 2023, while Mr. Beardall was on medical leave. Mr. Beardall's compensation is shown on the top line and Ms. Cooper's on the lower line.

(2)	Reflects compensation for Vincent Beatty, Cathy Cooper, James Endrizzi and Kim Robison for both 2021 and 2022 and Kelli Holz, Vincent Beatty, James Endrizzi, Ryan Mauer and Kim Robison for 2023, as shown in the Summary Compensation Table for each respective year.
(3)	Peer Group used for TSR comparisons reflects the KBW Regional Banking Index.

To calculate Compensation Actually Paid for our NEOs, the following adjustments were made to the Summary Compensation Table total pay deducting the amounts included under the "Stock Awards" column for each year and adding amounts based on the SEC's definition of "compensation actually paid" as shown in the following table.

	CEO			CConsB (1)	Other NEOs
	2021	2022	2023	2023	2021	2022	2023
Summary Compensation Table Total	$3,254,715	$3,596,934	$6,308,674	$2,225,890	$1,138,791	$1,133,594	$2,279,134
Deduct grant date fair value of stock awards granted in fiscal year	(1,197,318)	(1,315,205)	(1,566,874)	(419,291)	(289,265)	(308,869)	(398,325)
Add fair value at fiscal year-end of outstanding and unvested option awards and stock awards granted in fiscal year	1,854,627	1,100,470	1,054,184	282,096	570,861	324,587	267,991
Add change in fair value of outstanding and unvested stock awards and options and stock awards granted in prior fiscal years	407,311	(197,932)	(76,869)	(29,528)	118,046	(102,521)	(25,672)
Add fair value at vesting of options awards that vested during fiscal year	—	—	—	—	—	—	—
Add change in fair value as of vesting date of option awards and stock awards granted in prior fiscal years for which vesting conditions were satisfied during the year	7,266	1,140,195	196,527	72,704	2,504	283,373	65,188
Deduct fair value of stock awards granted in prior years that failed to meet vesting conditions during fiscal year	(247,015)	—	(521,390)	(130,666)	(60,500)	—	(129,310)
Add value of dividend or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	—	—	—		—	—	—
Compensation actually paid	$4,079,586	$4,324,462	$5,394,253	$2,001,205	$1,480,437	$1,330,164	$2,059,006
(1)    This column represents the adjustments made to Cathy Cooper, Chief Consumer Banker, to arrive at Compensation Actually Paid as Ms. Cooper is included in Pay versus Performance table due to acting as temporary CEO during fiscal 2023.

The stock awards included above comprise performance share awards and restricted stock awards granted from 2018 through 2023. The amounts are based on the estimated fair value of the restricted stock and restricted performance awards as of the applicable year end or vesting date as required by SEC rules. The fair value for performance share awards is based on a probable outcome target of vesting, which represents the mid-point of the total shareholder return range and an estimated likelihood of achieving that level, and is calculated in accordance with U.S. GAAP. Measurement date equity fair values are calculated with assumptions derived on a basis consistent with the fair value methodology used to account for share-based payments in the Company’s consolidated financial statements included in Note P – Stock Award Plans of our Annual Report on Form 10-K for the year ended September 30, 2023.

Description of Relationships Between Compensation and Performance

The following charts provide a clear, visual description of the relationship between Compensation Actually Paid ("CAP") to our CEO(s) and the average CAP to our other NEOs, to aspects of the Company's financial performance as included in the

Pay versus Performance table above. It should be noted fiscal 2023 CAP included the SERP contributions as part of Other Compensation, unique to this year, which will make compensation for the year appear unusually high compared to other years.

CEO and average NEO CAP vs Company TSR and KBW Index TSR

CEO and average NEO CAP vs GAAP Net Income

Pay versus Net Income
$300
$250
$200
$150
$100
$50
$0
Annual Net Income (in millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid (in thousands)
2021
2022
2023
CAP - CEO
CAP - AVG NEO
Net Income

CEO and average NEO CAP vs GAAP Earnings Per Share

Pay versus GAAP Earnings Per Share
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
GAAP Earnings Per Share
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Compensation Actually Paid (in thousands)
2021
2022
2023
CAP - CEO
CAP - AVG NEO
CAP - CConsB
GAAP EPS

Tabular List of Company Performance Measures

The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during fiscal 2023.

1	Generally Accepted Accounting Principles Earnings Per Share ("GAAP EPS")
2	Total Shareholder Return ("TSR")

DIRECTOR COMPENSATION

Our non-employee director compensation program is generally designed to attract and retain experienced and knowledgeable directors, and to provide equity-based compensation as a means to align our director’s interests with those of our shareholders. In 2022, our non-employee director compensation was composed of cash compensation, in the form of annual retainers and committee fees, and equity compensation, in the form of annual stock awards. Brent Beardall, our CEO, does not receive any additional compensation for his service as a director.

The following table sets forth information regarding the compensation received by each of the Directors of the Company during fiscal 2023, other than Mr. Beardall whose executive officer compensation is fully reflected in the Summary Compensation Table and the other related tables in the discussion above.

	Fees Earned or Paid in Cash	Fair Value of Stock Awards (1)	All Other Compensation	Total
R. Shawn Bice	$77,500	$100,013	$—	$177,513
Linda S. Brower	77,500	100,013	—	177,513
Stephen M. Graham	116,250	100,013	—	216,263
David K. Grant	77,500	100,013	—	177,513
Sylvia R. Hampel	77,500	100,013	—	177,513
S. Steven Singh	77,500	100,013	—	177,513
Sean B. Singleton	77,500	100,013	—	177,513
Mark N. Tabbutt	77,500	100,013	—	177,513
Randall H. Talbot	77,500	100,013	—	177,513
	736,250	900,117	—	1,636,367

(1) These amounts reflect the dollar value of the compensation cost of all outstanding stock awards or option awards recognized over the requisite service period, computed in accordance with FASB ASC 718. The assumptions made in valuing the stock awards are included under the caption “Stock Award Plans” in Note P of Notes to Consolidated Financial Statements in the 2023 Annual Report on Form 10-K and such information is incorporated herein by reference.

Director Fees

Beginning January 2023, Directors are entitled to an annual retainer of $80,000, except for the Chairman of the Board, who receives an annual retainer of $120,000. In addition, at the end of each calendar year, currently serving directors are eligible to receive an annual stock grant. In fiscal 2023, this grant amounted to $100,013 of stock for each Director. Stock awards to Directors are anticipated to continue in future years as a means to increase alignment of directors with the Company's shareholders. The CEO receives no fees or additional compensation for activities related to the Board.

The Director Emeritus receives a monthly retainer of $1,500; a director receives the title of Director Emeritus and is entitled to receive a monthly director emeritus fee upon retirement from the Board after serving as a director for 30 or more years. Currently Mr. W. Alden Harris is the Company’s only Director Emeritus.

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF WAFD, INC.'S
NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities Exchange Act, shareholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the compensation of the Company's executive officers, as described above under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of NEO compensation in this proxy statement.

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long-term interests of shareholders. The Board and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under "Compensation Discussion and Analysis." NEO compensation for 2023 reflects the effectiveness of the Company's executive compensation program in fulfilling its objectives. The Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

The Company's Board has requested a shareholder vote on the Company's executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding NEO compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation of the named executive officers, as disclosed in this proxy statement under "Executive Compensation," including "Compensation Discussion and Analysis," and the related narrative disclosures, is hereby approved."

This is an advisory vote only, and neither the Company nor the Board will be bound to take action based upon the outcome. However, the Board and Compensation Committee will review the results of the vote and will consider the vote of the shareholders when making decisions regarding future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

At the Annual Meeting, shareholders of the Company will be asked to ratify the appointment of Deloitte & Touche LLP ("Deloitte"), as the Company's independent registered public accountants for the fiscal year ending September 30, 2024. This appointment was recommended and approved by the Audit Committee of the Company. If the shareholders do not ratify the appointment of Deloitte, then the Audit Committee may reconsider the appointment. Even if the selection of Deloitte is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year, if it determines that such a change would be in the best interests of the Company and its shareholders.

A representative of Deloitte will be present during the virtual Annual Meeting and available to respond to appropriate questions and will be given an opportunity to make a statement if the representative chooses to do so.

Deloitte has advised the Company that neither the firm nor any of its members has any relationship with the Company or any of its subsidiaries other than the usual relationship that exists between independent registered public accountants and clients.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE BY SHAREHOLDERS "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2024.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Aggregate billings for the professional services rendered to the Company by Deloitte for the 2023 and 2022 fiscal years were as follows:

	2023	2022
Audit Fees	$1,210,000	$1,235,000
Audit Related Fees	114,000	227,548
Tax Fees	1,662	7,813
Other Fees	2,089	2,086
Total Fees	$1,327,751	$1,472,447

Audit Fees related to the audits of the Company's annual financial statements for the fiscal years ended September 30, 2023 and 2022, reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for those years and consents related to various filings with the SEC. Tax Fees related to consulting services rendered for the fiscal years ended September 30, 2023 and 2022. Other Fees related to subscriptions to accounting research tools.

Audit Committee Pre-Approval Policy

The Audit Committee of the Board has implemented procedures under the Company's Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the "Pre-Approval Policy") to ensure that all audit and permitted non-audit services to be provided to the Company have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of the Company's independent registered public accounting firm for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically approved by the Audit Committee before the service may be provided by the Company's independent registered public accounting firm. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the Audit Committee. All of the audit services provided by Deloitte to the Company in 2023 and 2022 were pre-approved by the Audit Committee.

PROPOSAL 4: NON-BINDING ADVISORY VOTE TO DETERMINE THE FREQUENCY OF SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF WAFD'S NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Securities and Exchange Act of 1934, as amended, we are asking our shareholders to provide their input with regard to the frequency of future shareholder advisory votes to approve the compensation of our Named Executive Officers. In particular, we are asking whether the advisory vote on executive compensation should occur every three years, every two years, or every year.

The Board of Directors believes an advisory vote on the compensation of the Company’s Named Executive Officers should be conducted every year. The Board of Directors believes that evaluating the executive compensation program in the context of the Company’s performance is most effectively done over a multi-year period; however, this advisory vote will provide meaningful input for the Board of Directors as it considers changes to the compensation program to ensure consistency and the continued effectiveness of our program.

We request that shareholders select “1 Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, the Board of Directors and Compensation Committee will review the results of the vote and take them into consideration when making a determination concerning the frequency of advisory votes on executive compensation. Shareholders may cast a vote on the preferred voting frequency by selecting for this proposal on the proxy card the option of “3 Years,” “2 Years,” or “1 Year,” or shareholders may “Abstain” from voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE OPTION OF “1 YEAR” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION.

OTHER MATTERS

Management is not aware of any business to come before the Annual Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of the solicitation of proxies will be borne by the Company and it will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

SHAREHOLDER PROPOSALS

No shareholder proposals were submitted in connection with this Annual Meeting.

Any proposal that a shareholder wishes to have included in the proxy solicitation materials to be used in connection with the next Annual Meeting of Shareholders must be received by the Company at its principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than August 21, 2024. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for the next Annual Meeting of Shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

Shareholder proposals that are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an Annual Meeting pursuant to Section 2.15 of the Company's Amended and Restated Bylaws, which provides that business at an Annual Meeting of Shareholders must be: (a) properly brought before the meeting by or at the direction of the Board of the Company; or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices at 425 Pike Street, Seattle, Washington 98101 no later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding Annual Meeting of Shareholders of the Company, or not later than September 20, 2024 in connection with the Annual Meeting of Shareholders for the fiscal year 2024. Such shareholder's notice is required to set forth certain information specified in the Company's Amended and Restated Bylaws. A shareholder should carefully read our bylaws to comply with the notice requirements for such shareholder proposals and shareholder nominees for director.

ANNUAL REPORTS

Shareholders of record as of the Record Date for the Annual Meeting are being forwarded a copy of the Company's Annual Report to Shareholders for the fiscal year ended September 30, 2023 (the "Annual Report"). Included in the Annual Report are the consolidated statements of financial condition of the Company as of September 30, 2023 and 2022 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended September 30, 2023, prepared in accordance with generally accepted accounting principles, and the related report of WaFd's independent auditors. The Annual Report is not a part of this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of its Annual Report on Form 10-K filed with the SEC under the Exchange Act for the fiscal year ended September 30, 2023. Upon written request and a payment of a copying charge of $.10 per page, WaFd will furnish to any such shareholder a copy of the exhibits to the Annual Report on Form 10-K. Such written requests should be directed to Kelli J. Holz, Executive Vice President and Chief Financial Officer, WaFd, Inc., 425 Pike Street, Seattle, Washington 98101. The Annual Report on Form 10-K is not a part of this Proxy Statement. The Annual Report on Form 10-K, together with this Proxy Statement and all SEC filings are available through the Company's website: www.wafdbank.com.

WAFD, INC.
425 PIKE STREET
SEATTLE, WA 98101-2334

SCAN TO
VIEW MATERIALS &VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on February 8, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/WAFD2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 12, 2024 for shares held directly and by 11:59 p.m. Eastern Time on February 8, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26815-P01431

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WAFD, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Brent J. Beardall
02) Sylvia R. Hampel
03) S. Steven Singh

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF WAFD, INC.'S EXECUTIVE OFFICERS.	☐	☐	☐	☐

If you want to cumulate your votes, please mark here and write in your instructions on the reverse side. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders of
WAFD, INC.
February 13, 2024

Please date, sign and mail your proxy card
in the envelope provided
as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V26816-P01431

WAFD, INC.
This Proxy Is Solicited On Behalf Of The Board Of Directors.

The undersigned hereby appoints Executive Vice President and Chief Financial Officer Kelli Holz and Executive Vice President and Chief Operating Officer Kim Robison, and each of them, as Proxies for the undersigned, each with the power to appoint her substitute, to vote as designated on the reverse side, all the shares of Common Stock of WaFd, Inc. held of record by the undersigned on December 11, 2023, at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/WAFD2024 on Tuesday, February 13, 2024 at 2:00 p.m. Pacific Time, or at any adjournment thereof (the "Annual Meeting").

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, then this proxy will be voted FOR the nominees named under Proposal 1, FOR Proposals 2 and 3 and FOR 1 Year on Proposal 4. **In the discretion of the Proxies, shares may be voted cumulatively so as to elect the maximum number of nominees for director.**

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Shareholders of WaFd, Inc. called for the 13th day of February 2024 and a Proxy Statement for such Annual Meeting prior to the signing of this proxy.

In view of the importance of the action to be taken and to save the cost of further proxy solicitation, we urge you to mark, sign, date and return the proxy card promptly using the enclosed envelope. This proxy may be revoked at any time before it is exercised.

(If you noted cumulative voting instructions below, please check the corresponding box on the reverse side.)

CUMULATE: ____

____

Continued and to be signed on reverse side

Your **Vote** Counts!

WAFD, INC.

2024 Annual Meeting
Vote by February 12, 2024 11:59 PM ET. For shares held in a Plan, vote by February 8, 2024 11:59 PM ET.

WAFD, INC.
425 PIKE STREET
SEATTLE, WA 98101-2334

V26818-P01431

You invested in WAFD, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on February 13, 2024.**

Get informed before you vote

View The Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to January 30, 2024. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

February 13, 2024
2:00 p.m. Pacific Time

Virtually at:
www.virtualshareholdermeeting.com/WAFD2024

*Please check the meeting materials for any special requirements for meeting attendance.

V1.2

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Brent J. Beardall 02) Sylvia R. Hampel 03) S. Steven Singh	For
2. ADVISORY VOTE ON THE COMPENSATION OF WAFD INC'S NAMED EXECUTIVE OFFICERS.	For
3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.	For
4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF WAFD, INC.'S EXECUTIVE OFFICERS.	1 Year

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click "Delivery Settings".

V26819-P01431